ASSET PURCHASE AGREEMENT

                                  among


                           TARGET CORPORATION
                           TARGET BRANDS, INC.
                     TARGET RECEIVABLES CORPORATION
                        RETAILERS NATIONAL BANK
                    EIGHTH STREET DEVELOPMENT COMPANY
                       DAYTON DEVELOPMENT COMPANY


                                  and

                   THE MAY DEPARTMENT STORES COMPANY



                       Dated as of June 9, 2004



                  Relating to the Purchase and Sale of
                           Marshall Field's


_______________________________________________________________________________

TABLE OF CONTENTS

1.   PURCHASE AND SALE OF ASSETS..............................................1
  (a)   Generally.............................................................1
  (b)   Credit Card Portfolio Assets..........................................5
  (c)   Excluded Assets.......................................................6

2.   UNASSIGNABLE CONTRACTS...................................................9

3.   ASSUMPTION OF LIABILITIES................................................9
  (a)   Generally.............................................................9
  (b)   Excluded Liabilities.................................................11

4.   CLOSING; PURCHASE PRICE.................................................12
  (a)   Closing; Purchase Price..............................................12
  (b)   Purchase Price Adjustment............................................15
  (c)   Certain Payments.....................................................18
  (d)   Definitions Relating to Taxes........................................19
  (e)   Allocation of Purchase Price.........................................20
  (f)   Transfer Tax Valuation...............................................21
  (g)   Certain Stores.......................................................21
  (h)   Section 1031 Like-Kind Exchange......................................21

5.   CONDITIONS TO CLOSING...................................................22
  (a)   Buyer's Obligation...................................................22
  (b)   Sellers' Obligation..................................................24
  (c)   Effect of Closing....................................................24

6.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................25
  (a)   Organization and Authority...........................................25
  (b)   Non-Contravention....................................................25
  (c)   Shares of Acquired Subsidiaries......................................26
  (d)   Financial Statements.................................................27
  (e)   Nonforeign Certification.............................................27
  (f)   Taxes................................................................27
  (g)   Personal Property....................................................28
  (h)   Real Property........................................................28
  (i)   Condition of Assets..................................................31
  (j)   Intellectual Property................................................31
  (k)   Contracts............................................................32
  (l)   Litigation; Decrees..................................................33
  (m)   Insurance............................................................34

  (n)   Employee Benefits; ERISA.............................................34
  (o)   Absence of Changes or Events.........................................34
  (p)   Compliance with Laws.................................................35
  (q)   Environmental Matters................................................36
  (r)   Employee and Labor Relations.........................................37
  (s)   Credit Card Matters; Receivables.....................................37
  (t)   Assets of Acquired Subsidiaries......................................38

7.   COVENANTS OF THE COMPANY................................................39
  (a)   Access...............................................................39
  (b)   Ordinary Conduct.....................................................39
  (c)   Confidentiality......................................................41
  (d)   Delivery of Records..................................................41
  (e)   Insurance and Insurance Proceeds.....................................41
  (f)   State Street Store...................................................42
  (g)   Issuance of Credit Cards.............................................42
  (h)   Certain Real Estate Options..........................................42
  (i)   Safety Net Program...................................................42
  (j)   Third-Party Confidentiality Agreements...............................43

8.   REPRESENTATIONS AND WARRANTIES OF BUYER.................................43
  (a)   Organization and Authority of Buyer..................................43
  (b)   Non-Contravention....................................................43
  (c)   Litigation...........................................................43
  (d)   Availability of Funds................................................44

9.   COVENANTS OF BUYER......................................................44
  (a)   Confidentiality......................................................44
  (b)   No Representations or Warranties.....................................44
  (c)   Gift Cards, Etc......................................................44
  (d)   Return Policies......................................................44
  (e)   Substitution of Collateral...........................................44
  (f)   HIPAA Confidentiality................................................45
  (g)   Indemnification......................................................45

10.  MUTUAL COVENANTS........................................................45
  (a)   Consents.............................................................45
  (b)   Cooperation; Further Assurances......................................46
  (c)   Use of Trademarks....................................................47
  (d)   Publicity............................................................49
  (e)   Reasonable Best Efforts..............................................50
  (f)   Antitrust Notification...............................................50
  (g)   Intercompany Accounts................................................51

  (h)   Transition Services..................................................51
  (i)   Credit Card Matters..................................................51
  (j)   Software Licenses....................................................53
  (k)   SEC Requirements.....................................................52

11.  EMPLOYEES AND EMPLOYEE BENEFITS.........................................53
  (a)   Offers of Employment.................................................53
  (b)   Buyer's Employee Benefit Plans Generally.............................54
  (c)   Severance Benefits...................................................55
  (d)   Vacation Pay and Personal Holidays...................................56
  (e)   Disability Benefits and Leaves.......................................56
  (f)   Medical, Dental and Vision Plan Liabilities..........................57
  (g)   COBRA Coverage.......................................................57
  (h)   Retiree Medical Plans................................................57
  (i)   Flexible Spending Accounts...........................................58
  (j)   Qualified Retirement and 401(k) Plans................................58
  (k)   Tuition Reimbursement Program........................................59
  (l)   Adoption Assistance Reimbursement Program............................59
  (m)   Retiree Merchandise Discount Programs................................59
  (n)   No Third-Party Beneficiaries.........................................59
  (o)   No Solicitation or Hire..............................................60
  (p)   Employee Information.................................................60
  (q)   Cooperation of Parties...............................................60

12.  TAX MATTERS.............................................................61
  (a)   Cooperation..........................................................61
  (b)   Filing Responsibility................................................61
  (c)   Refunds..............................................................62
  (d)   Tax-Sharing Agreements...............................................62

13.  ASSIGNMENT..............................................................62

14.  NO THIRD-PARTY BENEFICIARIES............................................62

15.  TERMINATION.............................................................63

16.  SURVIVAL OF REPRESENTATIONS.............................................64

17.  EXPENSES................................................................64

18.  AMENDMENTS..............................................................64

19.  NOTICES.................................................................64

20.  INTERPRETATION..........................................................66

21.  COUNTERPARTS............................................................66

22.  ENTIRE AGREEMENT........................................................66

23.  BROKERAGE FEES..........................................................67

24.  BULK TRANSFER LAWS......................................................67

25.  SEVERABILITY............................................................67

26.  GOVERNING LAW...........................................................67

27.  SPECIFIC PERFORMANCE....................................................67

28.  DISCLOSURE SCHEDULE.....................................................67

29.  KNOWLEDGE...............................................................68

30.  WAIVER..................................................................68

EXHIBIT A     -     Owned Real Estate
EXHIBIT B     -     Leased Real Estate
EXHIBIT C     -     Intellectual Property
EXHIBIT D     -     Customer Information
EXHIBIT E     -     Acquired Subsidiaries
EXHIBIT F     -     Computer Software
EXHIBIT G     -     Excluded Contracts
EXHIBIT H     -     Excluded Real Estate
EXHIBIT I     -     Excluded Intellectual Property
EXHIBIT J     -     Excluded Personal Property
EXHIBIT K     -     Form of Bill of Sale, Assignment and Assumption Agreement
EXHIBIT L     -     Form of Assignment and Assumption Agreement (Real Estate)
EXHIBIT M     -     Unaudited Transaction Balance Sheet
EXHIBIT N     -     Financial Statements
EXHIBIT O     -     Intentionally Deleted
EXHIBIT P     -     Form of Mervyn's Product License
EXHIBIT Q     -     Form of Frango License
EXHIBIT R     -     Form of Transition Services Agreement
EXHIBIT S     -     Form of Grantback Software License

INDEX OF DEFINED TERMS

TERM                                                      REFERENCE


Account...................................................Section 1(b)(i)
Account Information.......................................Section 1(b)(ii)
Acquired Subsidiaries.....................................Section 1(a)(xv)
Acquired Subsidiaries' Shares.............................Section 6(c)(i)
Additional Account Information............................Section 1(b)(x)
Affiliate.................................................Section 20(c)
Allocation................................................Section 4(e)
Assets....................................................Section 1(a)
Assumed Liabilities.......................................Section 3(a)
Audit adjustments.........................................Section 4(b)(ii)(B)
Books and Records.........................................Section 1(a)(xiv)
Business..................................................Recitals
business day..............................................Section 20(d)
Buyer.....................................................Preamble
Buyer's Flex Plans........................................Section 11(i)(i)
Buyer's Plans.............................................Section 11(b)
Cardholder................................................Section 1(b)(iii)
Cardholder Agreement......................................Section 1(b)(iv)
Charged-Off Account.......................................Section 1(b)(xii)
Charge-Off Practices......................................Section 1(b)(xi)
Closing...................................................Section 4(a)
Closing Date..............................................Section 4(a)
COBRA.....................................................Section 11(g)
Code......................................................Section 6(e)
Collective Bargaining Agreement...........................Section 6(r)(i)
Company...................................................Preamble
Confidentiality Agreement.................................Section 9(a)
Contracts.................................................Section 1(a)(ix)
Covered Persons...........................................Section 11(b)(i)
Credit Card...............................................Section 1(b)(v)
Customer Information......................................Section 1(a)(xiii)
Cut-Off Date..............................................Section 4(a)
Cut-Off Date Employees....................................Section 11(a)
Dayton Development........................................Preamble
Disclosure Schedule.......................................Section 6
DOJ.......................................................Section 10(f)
Effective Time............................................Section 4(a)
Eighth Street.............................................Preamble

Employees.................................................Section 11(a)
Environmental Claim.......................................Section 6(q)(i)(A)
Environmental Laws........................................Section 6(q)(i)(B)
Environmental Permits.....................................Section 6(q)(i)(C)
Environmental Reports.....................................Section 6(q)(i)(D)
Equipment.................................................Section 1(a)(iii)
ERISA.....................................................Section 6(n)
Escrowed Purchase Price...................................Section 4(h)
Exchange Assets...........................................Section 4(h)
Exchange Transaction......................................Section 4(h)
Excluded Account..........................................Section 1(b)(xiii)
Excluded Assets...........................................Section 1(c)
Excluded Liabilities......................................Section 3(b)
Excluded Taxes............................................Section 4(d)(i)
Final Net Assets..........................................Section 4(b)(ix)
Financial Statements......................................Section 6(d)
FIRPTA affidavit..........................................Section 5(a)(vi)
FTC.......................................................Section 10(f)
Governmental Permits......................................Section 1(c)(ix)
Hazardous Substance.......................................Section 6(q)(i)(E)
HIPAA.....................................................Section 9(f)
HSR Act...................................................Section 5(a)(v)
Including.................................................Section 20(b)
Intellectual Property.....................................Section 1(a)(xi)
Internally Developed Applications.........................Section 10(c)(x)
Inventory.................................................Section 1(a)(vii)
Knowledge.................................................Section 29
Leased Permitted Exceptions...............................Section 6(h)(ii)
Leased Real Estate........................................Section 1(a)(ii)
Leasehold Interests.......................................Section 1(a)(ii)
Licenses..................................................Section 6(g)
Material Adverse Effect...................................Section 5(a)(i)
Material Contracts........................................Section 6(k)
Miscellaneous Receivables.................................Section 1(a)(vi)
Net Assets................................................Section 4(b)(iv)
Non-Prevailing Party......................................Section 4(b)(xi)
Owned Permitted Exceptions................................Section 6(h)(i)
Owned Real Estate.........................................Section 1(a)(i)
Permitted Exceptions......................................Section 6(h)(ii)
Permitted Liens...........................................Section 6(g)
Person....................................................Section 20(e)
Portfolio Assets..........................................Section 1(b)(vi)

Pre-Cut-Off Tax Period....................................Section 4(d)(ii)
Purchase Orders...........................................Section 1(a)(viii)
Purchase Price............................................Section 4(a)(i)
Real Estate...............................................Section 1(a)(ii)
Real Estate Agreements....................................Section 1(a)(x)
Receivables...............................................Section 1(b)(vii)
Required Consents.........................................Section 10(a)
Retained Names And Marks..................................Section 10(c)(i)
Return....................................................Section 4(d)(iii)
RNB.......................................................Preamble
Scoring Models............................................Section 1(b)(viii)
Sellers...................................................Preamble
Sellers' Flex Plans.......................................Section 11(i)
Sellers' Plans............................................Section 6(n)
Sellers' Retirement Plans.................................Section 11(j)(i)
Sellers' Severance Practices..............................Section 11(c)(i)
Straddle Period...........................................Section 4(d)(iv)
Surviving Representation..................................Section 16(a)
Target Brands.............................................Preamble
Target Companion Account..................................Section 1(b)(ix)
Taxes.....................................................Section 4(d)(v)
Taxing Authority..........................................Section 4(d)(vi)
terminable at will........................................Section 6(k)
Third-Party Confidentiality Agreements....................Section 1(a)(xx)
Title Commitments.........................................Section 6(h)(i)
transaction adjustments...................................Section 4(b)(ii)(A)
Transfer Taxes............................................Section 4(c)(ii)
Transferred Employees.....................................Section 11(a)(ii)
Transition Services Agreement.............................Section 10(h)
TRC.......................................................Preamble
Treasury Regulation.......................................Section 4(d)(viii)
Unaudited Transaction Balance Sheet as of 1/31/2004.......Section 4(b)(i)(A)
Unaudited Transaction Balance Sheet as of 5/1/2004........Section 4(b)(i)(B)
Unaudited Transaction Balance Sheet as of
  the Cut-Off Date........................................Section 4(b)(iii)
WARN Act..................................................Section 6(r)(iii)
Warranties................................................Section 1(a)(iv)

                         ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement, dated as of June 9, 2004, is made among Target Corporation, a Minnesota corporation (the "Company"); Target Brands, Inc., a Minnesota corporation ("Target Brands"); Target Receivables Corporation, a Minnesota corporation ("TRC"); Retailers National Bank, a national banking association ("RNB"); Eighth Street Development Company, a Minnesota corporation ("Eighth Street"); Dayton Development Company, a Minnesota corporation ("Dayton Development"); and The May Department Stores Company, a New York corporation ("Buyer"). The Company, Target Brands, TRC, RNB, Eighth Street and Dayton Development are collectively referred to as "Sellers."

                                   Recitals

     A. The Company is engaged in the business of owning and operating retail department stores through its Marshall Field's division (the "Business") and in certain other businesses.

     B. The Company and/or Target Brands, a wholly owned subsidiary of the Company, owns, among other things, intellectual property that is used exclusively in the operation of the Business.

     C. TRC is an indirect wholly owned subsidiary of the Company, and RNB is a wholly owned subsidiary of the Company. TRC and RNB own, among other things, certain customer credit card accounts and receivables arising from the Business.

     D. Eighth Street and Dayton Development are wholly owned subsidiaries of the Company that own, among other things, certain real estate used exclusively in the operation of the Business.

     E. Sellers desire to sell, and Buyer desires to purchase, substantially all of the assets of Sellers solely related to the Business on the terms and subject to the conditions of this Agreement.

                                   Agreement

     Now, therefore, the parties hereby agree as follows:

     1.    Purchase and Sale of Assets.

           (a) Generally. On the terms and subject to the conditions of this Agreement, Sellers agree to (and agree to cause their affiliates to) sell, transfer, convey and deliver to Buyer, and Buyer agrees to purchase from Sellers, all of Sellers' (and their affiliates') right, title and interest as of the Effective Time (as defined in Section 4(a) hereof) in all property and assets described in this Section 1(a) (collectively, the "Assets").

                (i) The real property listed on Exhibit A hereto, together with all buildings, structures, installations, fixtures, trade fixtures and other improvements situated thereon and all easements, rights of way and other rights, interests and appurtenances of the Sellers therein or thereunto pertaining (collectively, "Owned Real Estate").

                (ii) The leasehold and subleasehold interests of the Sellers in all real property listed on Exhibit B hereto (collectively, "Leased Real Estate" and, together with the Owned Real Estate, referred to as "Real Estate"), together with all interests of Sellers in the buildings, structures, installations, fixtures, trade fixtures and other improvements situated thereon and all easements, rights of way and other rights, interests, and appurtenances of Sellers therein or thereunto pertaining (collectively with the Leased Real Estate, the "Leasehold Interests").

                (iii) The machinery, equipment, furniture, tools, computer hardware and network infrastructure and spare parts located on the Real Estate as of the Effective Time (exclusive of Inventory (which is defined in, and subject to, Section 1(a)(vii) hereof)), and the motor vehicles owned by any Seller that are solely related to the Business (collectively, "Equipment").

                (iv) All warranties or guarantees by any manufacturer, supplier or other vendor to the extent solely related to any of the Assets ("Warranties").

                (v) The Portfolio Assets (as defined in Section 1(b)(vi) hereof).

                (vi) All unpaid accounts, notes and other miscellaneous receivables in favor of Sellers with respect to the Business (other than the Portfolio Assets or the Excluded Accounts, as defined in
           Section 1(b)(xiii) hereof), together with all collateral security therefor ("Miscellaneous Receivables").

                (vii) The inventory, packaging materials and supplies of the Business located on the Real Estate as of the Effective Time and inventory on order or in transit solely for the Business (collectively, the "Inventory").

                (viii) All purchase orders issued by the Company in the ordinary course to the extent they solely relate to the operation of the Business ("Purchase Orders").

                (ix) All contracts, guarantees, leases, licenses (including those relating to concessions or licensed departments), commitments and other agreements solely related to the Business (exclusive of Real Estate Agreements, which are defined in, and subject to, Section 1(a)(x) hereof) ("Contracts").

                (x) All reciprocal easement and operating agreements, agreements supplemental thereto, easements, each Seller's interests as landlord under any leases or subleases, purchase and lease-termination options, rights of first refusal or first offer, subordination, non-disturbance and attornment agreements, and other agreements that run with the land and are appurtenant to the Real Estate, including the license agreement for J. B. Hudson's in the Minneapolis Marshall Field's store (collectively, "Real Estate Agreements").

                (xi) The copyrights, patents, trademarks, trade names, service marks (registered or unregistered), trade dress, logos, and all of the goodwill appurtenant thereto, registrations and applications for any of the foregoing, and all trade secrets, inventions, know how, other confidential information, and other intellectual property owned by or licensed to any Seller that are solely related to the Business, including those identified on Exhibit C hereto, but except for those specifically excluded on Exhibit I hereto ("Intellectual Property").

                (xii) The franchises, approvals, permits, licenses, orders, registrations, certificates, variances and similar rights obtained from governments and governmental agencies solely related to the Business.

                (xiii) The information regarding customers of the Business described on Exhibit D hereto, exclusive of Account Information and Additional Account Information, each as defined in Section 1(b) hereof, and all other information regarding customers of the Business that the Company can, upon Buyer's request made prior to March 31, 2005, produce, utilizing commercially reasonable efforts ("Customer Information"); provided that Buyer agrees to pay for any costs associated with producing Customer Information, other than Customer Information described on Exhibit D, that in the aggregate exceed $100,000. In addition, Buyer understands and agrees that Sellers will not produce any Customer Information residing in the Target guest database, nor will Sellers produce any information that would violate any contractual obligation or violate any law or regulation. The Company agrees to retain information regarding customers of the Business in accordance with its existing retention policies and procedures.

                (xiv) All material sales records, accounting records, purchase records, supplier lists, advertising and promotional materials, production records and other records primarily related to the Business (other than the Customer Information); the material real estate and engineering data, blueprints and other property records primarily related to the Business; the material records regarding the Occupational Safety and Health Act and other governmental examinations and clearances primarily related to the Business; personnel, benefits and payroll records of Transferred Employees (as defined in Section 11(a)), to the extent permitted by law; and all other material books and records primarily related to the Business, exclusive of Account Information and Additional Account Information (collectively, "Books and Records"), provided that Sellers shall have the right to keep and use a copy of all Books and Records where necessary to comply with applicable laws or desirable for use in connection with the preparation of Returns (as defined in Section 4(d)), the administration of Sellers' Plans (as defined in Section 6(n)), the preparation of Sellers' financial statements, the fulfillment of obligations under the Transition Services Agreement (as defined in Section 10(h)) or in connection with investigations or litigation. If any Books and Records relate primarily, but not solely, to the Business, Sellers may, before delivering such Books and Records to Buyer, redact all information and data therefrom that relate to businesses of Sellers other than the Business.

                (xv) All capital stock of the wholly owned subsidiaries of the Company set forth on Exhibit E hereto (the "Acquired Subsidiaries").

                (xvi) "Register cash" in an amount as is necessary to open the stores of the Business on the day after the Cut-Off Date (as defined in Section 4(a)), determined by reference to the historical practices of the Business.

                (xvii) All rights of any Seller under any refunds, deposits (other than customer deposits), claims, causes of action, rights of set off and rights of recoupment, in each case to the extent related to the Business.

                (xviii) The computer software (including intellectual property rights related thereto) listed on Exhibit F hereto, and all telephone numbers, domain names and URL addresses solely related to the Business or the Assets, including those listed on Exhibit F.

                (xix) All prepaid expenses and goodwill to the extent related to the Business.

                (xx) The Confidentiality Agreements that the Company entered into with prospective purchasers (other than Buyer) of the Business (the "Third-Party Confidentiality Agreements") to the extent related to the Business and assignable by the Company.

                (xxi) All other assets (other than Excluded Assets) of the nature of the assets reflected on the Unaudited Transaction Balance Sheet as of 5/1/2004 used in connection with the Business that are
           (1) physically located on the Real Estate and primarily and predominantly used for the operation of the Business on an ongoing basis or (2) not physically located on the Real Estate at the Effective Time but solely used for the operation of the Business or

           (3) that portion of the tangible personal property that is divisible into discrete units (such as the portion of the rolling stock which is used for the Business) (wherever located) and is used for the Business or (4) paid for by the Business or accrued for on the books of the Business or that are associated with Assumed Liabilities; but Assets shall not include any assets (such as computer systems) in any other case that are used for the benefit of other divisions of the Company and that are not located on the Real Estate.

           (b)     Credit Card Portfolio Assets.  For purposes of this
     Agreement:

                (i) "Account" means (A) a credit card account established by RNB as a Marshall Field's account, pursuant to which the person with whom such account is established may finance the purchase of goods or services from Marshall Field's and its affiliates for personal, family or household purposes; or (B) an account established by the Company as a Marshall Field's account, pursuant to which the person with whom such account is established may finance the purchase of goods or services from Marshall Field's and its affiliates for commercial purposes. "Account" does not include the Excluded Accounts.

                (ii) "Account Information" means certain information relating to an Account that is included on the information systems operated by or on behalf of RNB or the Company and used by or on behalf of RNB or the Company with respect to the Business as of the date hereof, as set forth in Section 1(b)(ii) of the Disclosure Schedule.

                (iii) "Cardholder" means any person who (A) has at any time entered into a Cardholder Agreement and has been issued a Credit Card; or (B) is authorized to use a Credit Card by a person who has been issued a Credit Card.

                (iv) "Cardholder Agreement" means the credit card agreement between RNB or the Company and a person for whom an Account has been established and to whom a Credit Card has been issued.

                (v) "Credit Card" means any credit card issued with respect to an Account. Credit Card does not include any other credit card issued by the Company or RNB for accounts other than the Accounts.

                (vi) "Portfolio Assets" means all of Sellers' right, title and interest as of the Effective Time in and to: (A) the Accounts;
           (B) the Receivables; (C) all outstanding Credit Cards; (D) the Scoring Models; and (E) the Account Information.

                (vii) "Receivables" means all amounts owing from Cardholders as of the Effective Time in respect of their Accounts (including any amounts owing for the payment of goods and services, late fees, finance charges, NSF fees, and any other interest, charge, fee or expense of every nature, kind and description whatsoever, imposed on or incurred with respect to the Accounts), together with any collateral security therefor.

                (viii) "Scoring Models" means certain custom risk-management scorecards developed by or on behalf of RNB or the Company with respect to the Accounts.

                (ix) "Target Companion Account" means a subaccount of an Account (A) that is established and treated as a separate account in respect of the Cardholder's Credit Card purchases at Target stores, and with respect to which the Cardholder receives a separate billing statement for purchases at Target Stores and (B) that is classified as age 0 or 1.

                (x) "Additional Account Information" means all Cardholder Agreements and all files, records, documentation, materials, correspondence, data and information evidencing or relating to the Accounts (other than the Account Information), including forms of current and historical account documents such as applications, account agreements, change-in-terms notices and other communications and marketing materials; all models, records and data used to service, underwrite, collect or otherwise manage the Accounts; and such other information (including information regarding Target Companion Accounts) as may be necessary to research and service inquiries of customers of the Business relating to credit, charges, payments, privacy or similar issues; in each case whether in the possession of Sellers or any agents, subservicers or affiliates of any Seller and in any form or medium in which the same may exist or be stored, administered or maintained, including the information listed in Section 1(b)(x) of the Disclosure Schedule.

                (xi) "Charge-Off Practices" means the practices, policies and procedures that have been applied by Sellers since January 1, 2000 and in effect on the date hereof in classifying Accounts as Charged-Off Accounts.

                (xii) "Charged-Off Account" means an account that has been charged-off by Sellers, or that should have been charged-off, in accordance with the Charge-Off Practices.

                (xiii) "Excluded Account" means (A) any credit card or charge account established or maintained by the Company or RNB as a Mervyn's account or a Target account or (B) any Target Companion Account.

           (c) Excluded Assets. The Sellers are not selling, and the Buyer is not purchasing, any property or assets not expressly described in Section

     1(a) hereof (the "Excluded Assets"). Without limiting the generality of the foregoing, the following property and assets of Sellers constitute Excluded Assets, notwithstanding anything to the contrary provided in
     Section 1(a) hereof:

                (i) cash (except as provided in Section 1(a)(xvi)), and receivables from third-party credit card or debit card sales transactions on or before the Cut-Off Date (regardless of when posted); proceeds from checks and bank drafts accepted on or before the Cut-Off Date (regardless of when cleared); payments (including by check or bank draft, regardless of when cleared) on Accounts received by Sellers on or before the Cut-Off Date; amounts in bank accounts and certificates of deposit; together with all other cash equivalents, securities (whether or not marketable) and investments (other than the capital stock of the Acquired Subsidiaries);

                (ii)    Excluded Accounts;

                (iii) all rights of any Seller under any surety bonds posted by such Seller and to any refunds for Excluded Taxes (as defined in Section 4(d) hereof) or otherwise with respect to Excluded Assets;

                (iv) any Seller's rights under the contracts, guarantees, licenses, personal property leases, commitments and other agreements, warranties and purchase orders listed on Exhibit G hereto; any Seller's rights under the contracts, guarantees, licenses, personal property leases, commitments and other agreements, warranties and purchase orders that relate both to the Business and any other business of any Seller; and, except for Real Estate Agreements and the Leasehold Interests, each other contract, guarantee, license, personal property lease, commitment and other agreement, warranty or purchase order that is not assignable without the consent, approval or waiver of a third party and with respect to which one or more necessary third-party consents, approvals or waivers shall not have been received;

                (v) any Seller's rights under any policies of insurance purchased by Sellers, or any benefits, proceeds or premium refunds payable or paid thereunder or with respect thereto (except as provided in Section 7(e) hereof);

                (vi) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, Returns and other Tax records, seals, minute books, stock transfer books and similar documents of any Seller;

                (vii) the rights of any Seller under this Agreement or any other agreement between any Seller and Buyer entered into on or after the date of this Agreement in accordance with the terms hereof;

                (viii) all websites, website content and web images and all computer software (including intellectual property rights related thereto), except computer software listed on Exhibit F hereto, and all books and records related thereto;

                (ix) the franchises, approvals, permits, licenses, orders, registrations, certificates, variances and similar rights obtained from governments and governmental agencies ("Governmental Permits") that are not transferable without the consent of a government or government agency and with respect to which the required consent is not obtained;

                (x)     the real estate listed on Exhibit H hereto;

                (xi) any copyright, trademark, trade name, service mark, logo, and goodwill appurtenant thereto, domain name, corporate name or comparable property, or any registration or application for any of the foregoing, that uses in whole or in part any of the items set forth on Exhibit I hereto or any derivative or diminutive form or expansion thereof, whether or not stylized, and any trade dress that either is used by any Seller (or any other affiliate of the Company) solely in any business other than the Business or that will be licensed to Buyer in accordance with Sections 10(c)(vii) and (ix) hereof;

                (xii)   all assets held with respect to Sellers' Plans;

                (xiii) all assets related to any accounting, computer hardware (not located on the Real Estate), legal, human resource, payroll, treasury, insurance, transportation, tax or other general and administrative services supplied by any Seller unless such services are supplied on the Real Estate;

                (xiv)   the personal property listed on Exhibit J hereto;

                (xv) all information regarding customers of the Business that is not Account Information or that is not described on Exhibit D hereto or otherwise required to be provided to Buyer pursuant to
           Section 1(a)(xiii). The transfer of the Portfolio Assets shall not prevent or impair, and the Sellers shall retain, the right to solicit Cardholders to establish credit card accounts with RNB or any of RNB's affiliates and to use the Account Information for the sole purpose of such solicitation. Except for the use authorized in the preceding sentence, Sellers shall treat the Account Information as confidential and will not disclose, sell, assign or transfer it to any other person or entity, it being understood that Cardholders have credit cards issued by Sellers that do not relate to the Accounts and that nothing stated in this Agreement shall limit or otherwise affect Sellers' right to retain and use account information in Sellers' possession related thereto;

                (xvi) all rights and recoveries of Sellers under the litigation captioned In re Visa Check Card/Master Money Antitrust Litigation, regardless of whether received before, on or after the Cut-Off Date;

                (xvii) all intercompany accounts between Sellers and the Company or any of the Company's affiliates, which accounts are subject to Section 10(g) hereof;

                (xviii) the inventory, trade fixtures and other property of concessionaires, business partners, or licensees or lessees of any Sellers that are not owned by any Seller; and

                (xix)   the Additional Account Information.

     2. Unassignable Contracts. Notwithstanding anything to the contrary stated in this Agreement, if (a) any Contract, Warranty or Purchase Order is not capable of being sold, assigned, transferred or conveyed in the absence of the approval, consent or waiver of any other person without conflicting with, violating, constituting a default under or breaching such Contract, Warranty or Purchase Order, and (b) all necessary approvals, consents and waivers of all parties to such Contract, Warranty or Purchase Order have not been obtained at or prior to the Closing, then Buyer shall assume the obligations and liabilities of Sellers under such Contract, Warranty or Purchase Order (but not such Contract, Warranty or Purchase Order itself), and the claims, rights and benefits of Sellers arising under such Contract, Warranty or Purchase Order or resulting therefrom after the Cut-Off Date (but not such Contract, Warranty or Purchase Order itself) shall be included in the Assets transferred to Buyer hereunder (and any such payments or other benefits received by Sellers therefrom after the Cut-Off Date shall immediately be transferred by Sellers to Buyer), and Sellers shall, following the Closing, use all reasonable efforts to assist Buyer in attempting to obtain the necessary approvals, consents and waivers (provided that Sellers shall not be required to make any payments or offer or grant any accommodation (financial or otherwise) to any third party to obtain any approval, consent or waiver), and shall promptly execute all documents necessary to complete the transfer of such Contract, Warranty or Purchase Order to Buyer if such approvals, consents and waivers are obtained.

     3.    Assumption of Liabilities.

           (a) Generally. On the terms and subject to the conditions of this Agreement, at the Closing, Buyer shall assume, and hereby agrees to pay, perform and observe fully and timely, effective as of the Effective Time, all liabilities and obligations, known or unknown, asserted or unasserted, absolute or contingent, of Sellers to the extent solely relating to or arising out of the Business or the Assets, whether arising before, on or after the Cut-Off Date other than liabilities or obligations constituting Excluded Liabilities (as defined in Section 3(b) hereof) (collectively, the liabilities and obligations so assumed being referred to as the "Assumed Liabilities"). To the extent that any Seller pays any Assumed Liability following the Cut-Off Date, Buyer shall reimburse the Company for any amount so paid immediately upon demand and to the extent that Buyer pays any Excluded Liability from and after the Cut-Off Date, the Company shall reimburse Buyer for any amount so paid immediately upon demand. Without limiting the generality of the foregoing, the following liabilities constitute Assumed Liabilities:

                (i) all liabilities and obligations of Sellers under or in respect of the Real Estate, Real Estate Agreements, Leasehold Interests, Equipment, Inventory, Acquired Subsidiaries, Contracts, Warranties and Purchase Orders;

                (ii) all unpaid accounts payable (including accounts payable that Sellers paid by check or bank draft on or before the Cut-Off Date, which check or bank draft has not cleared by the Effective
           Time) of Sellers to the extent solely related to the Business and all accrued expenses of Sellers to the extent solely related to the Business;

                (iii) all obligations with respect to Sellers' Plans, to the extent such obligations are assumed by Buyer pursuant to Section 11;

                (iv) all payment obligations relating to compensation, commissions, and bonuses (including those under the spring season incentive plans) that have been earned but have not been paid as of the Effective Time to Employees;

                (v) all liabilities and obligations arising from litigation, arbitration, administrative, workers' compensation or other proceedings, pending or threatened against the Business or the Assets and all performance obligations under any product recall or any non-financial settlement obligation relating to the Business;

                (vi) all liabilities and obligations arising from Marshall Field's gift certificate, gift card, merchandise voucher, coupon, cash refund or "Regards Reward" redemptions submitted by customers for gift certificates, gift cards, merchandise vouchers, coupons, cash refunds or Regards Rewards purchased, issued or earned on or prior to the Cut-Off Date;

                (vii) any claims (including product-liability and infringement claims) relating to goods sold or services provided by the Business before, on or after the Cut-Off Date;

                (viii) any claims (other than claims under Sellers' Plans to the extent such claims are not assumed by Buyer under Section 11) asserted by Employees, by persons formerly on the Marshall Field's payroll (or any predecessor payroll), or by dependents of such Employees or former employees, for acts or omissions occurring on or before the Cut-Off Date;

                (ix) all liabilities and obligations relating to the ownership or condition of the tangible Assets (including environmental conditions) before, on or after the Cut-Off Date, or arising from the transfer of the Assets to Buyer;

                (x) any obligation or liability of Sellers to pay or perform any obligation or liability (A) pursuant to any guaranty or obligation or lien, security interest or other encumbrance on, or in respect of, any collateral of any Seller (other than the Assets) to ensure performance given or made by any such Seller to the extent solely in connection with the Business (including pursuant to a letter of credit or surety bond), or (B) that otherwise arises as a matter of law or contract to the extent solely in connection with the Business, but in no event shall the provisions of this subsection include any obligation to repay any borrowed money;

                (xi) all Taxes attributable to the Business, the Assets or the Acquired Subsidiaries, other than Excluded Taxes; and

                (xii) all liabilities and obligations of Sellers relating to or arising in connection with the Portfolio Assets, including all liabilities and obligations to Cardholders under the Cardholder Agreements.

           (b) Excluded Liabilities. Notwithstanding anything to the contrary provided in Section 3(a) hereof, Assumed Liabilities shall not include the following liabilities and obligations (the "Excluded Liabilities"):

                (i)     any liability or obligation for money borrowed;

                (ii)    any liability or obligation for Excluded Taxes;

                (iii) any liability or obligation for costs and expenses (other than Transfer Taxes, as defined in Section 4(c)(ii) hereof) in connection with the negotiation and execution of this Agreement or the consummation of the transactions contemplated hereby;

                (iv) any liability or obligation of Sellers under this Agreement or under any other agreement between one or more of the Sellers and Buyer entered into on or after the date of this Agreement in accordance with the terms hereof;

                (v) any liability or obligation relating to any Sellers' Plans to the extent such liabilities are retained by Sellers pursuant to Section 11;

                (vi) any liability or obligation relating to stores or distribution centers formerly used in the operation of the Business that have been closed or sold prior to the date of this Agreement or otherwise are no longer used in the operation of the Business;

                (vii) all intercompany accounts between Sellers and the Company or any of the Company's affiliates, which accounts are subject to Section 10(g) hereof;

                (viii) liabilities and obligations primarily related to the Excluded Assets (except as provided in Section 2 hereof) and any other assets not transferred to and not purchased by Buyer; and

                (ix) any liability or obligation other than the Transfer Taxes payable in respect of the transfer of the State Street Marshall Field's store to the Company from the current owner and from the Company to Buyer (including as Excluded Liabilities all other Taxes) pertaining to the entering into or the termination of, or in any other way related to, the lease of the State Street Marshall Field's store or the repurchase by the Company of the State Street Marshall Field's store.

           Except as to Transfer Taxes payable in connection therewith (as provided above), the Company shall defend with counsel approved by Buyer (which approval shall not be unreasonably withheld) and indemnify Buyer against any and all liabilities, obligations, losses, damages, fines, penalties, claims, demands, costs, charges, judgments and expenses, including reasonable attorneys' fees, which may be imposed upon or incurred or paid by or asserted against Buyer by reason of or in connection with the State Street sale-leaseback transaction, the termination of the lease of the State Street Marshall Field's Store and/or the reconveyance of the State Street Marshall Field's store to the Company, whether the indemnified obligations arise before or after the Effective Time.

     Sellers hereby agree to pay, perform and fully observe all Excluded Liabilities.

     4.    Closing; Purchase Price.

           (a) Closing; Purchase Price. The closing (the "Closing") of the purchase and sale of the Assets shall be held at the offices of Faegre & Benson LLP, 2200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota, at 10:00 a.m. Minneapolis time on July 30, 2004 (or, if the conditions to Closing set forth in Section 5 hereof shall not have been so satisfied or waived by the appropriate party by such date, subject to the provisions of Section 15 hereof, at 10:00 a.m. Minneapolis time on the first Friday that is a business day to occur following the date on which all of the conditions to Closing set forth in Section 5 hereof shall have been so satisfied or waived), or at such other time and day as the parties may agree. The date on which the Closing shall occur is referred to as the "Closing Date," although the transfer of Assets and the assumption of the Assumed Liabilities shall be effective as of 12:00 midnight (if the Cut-Off Date is July 31, 2004 and 11:59 p.m. if the Cut-Off Date is any other date) Minneapolis time (the "Effective Time") on the Saturday immediately following the Closing Date (the "Cut-Off Date"). To compensate Buyer for the Closing Date occurring prior to the Cut-Off Date, Sellers shall pay Buyer at Closing an amount equal to interest on the Purchase Price, calculated on the basis of the number of days by which the Cut-Off Date follows the Closing Date and otherwise in accordance with the provisions of
     Section 4(b)(vi).  At the Closing:

                (i) Buyer shall pay to Sellers an amount in cash equal to $3,200,000,000 as the purchase price for the Assets (the "Purchase Price"), subject to adjustment pursuant to Section 4(b);

                (ii) Sellers shall deliver to Buyer quit claim deeds to the Owned Real Estate. If Buyer shall not have secured to its satisfaction the unconditional release and waiver of the rights of first refusal on the sale of the Marshall Field's stores at Ridgedale or Rosedale from the respective holders of such rights on or before Closing, then, at Buyer's request, the applicable Sellers and Buyer shall promptly cooperate to comply with the applicable provisions of the applicable right of first refusal (including entering into separate purchase and sale agreements for the Real Estate for each such store that is the subject of such right of first refusal and excluding such Real Estate (but only to the extent the same is subject to the right of first refusal in question and without effect on the other Assets) from the terms of this Agreement), including providing the holder of such right or option with such other sufficient information and documentation to exercise such right. The separate purchase price for Ridgedale and Rosedale for such purposes shall be $75 million and $55 million, respectively. The Purchase Price under this Agreement shall not be reduced by such amounts and shall be payable in full as otherwise provided in this Agreement whether or not any such holder exercises any such right or the closing on or conveyance of any of such stores occurs. However, if the Closing under this Agreement occurs, Buyer shall be entitled to receive all proceeds payable under each such separate agreement, whether the closing thereunder occurs prior to, concurrent with, or subsequent to the Closing under this Agreement, whether payable by the holder of such right or by Buyer if such holder does not exercise such right, provided that the proceeds shall not be payable prior to Closing. If any such right is not exercised, then the store that was the subject of such right shall be conveyed to Buyer pursuant to the applicable separate agreement;

                (iii) Sellers and Buyer shall deliver to each other a Bill of Sale, Assignment and Assumption Agreement, effective as of the

           Effective Time, executed by Sellers and Buyer in substantially the form of Exhibit K hereto, which shall expressly disclaim any representation or warranty by Sellers;

                (iv) with respect to each Leasehold Interest and Real Estate Agreement (except that the lease of the State Street Marshall Field's store shall be terminated prior to or concurrent with the Closing, such parcel shall be deemed to constitute Owned Real Estate at the Closing and such parcel shall be conveyed by quit claim deed; and except that with respect to the Marshall Field's store at Hilldale Mall, in lieu of an Assignment and Assumption Agreement, the applicable Seller and Buyer shall, without seeking the landlord's consent or approval, enter into a "pass-through" sublease for such store, pursuant to which all of such Seller's rights and obligations therein or thereto are leased to and assumed by Buyer with such Seller to have no obligations other than payment of rent under the prime lease contingent upon payment of rent by Buyer under the sublease and the obligation to cooperate reasonably with Buyer to enforce rights under the lease at Buyer's sole expense), the applicable Seller and Buyer shall deliver to each other an Assignment and Assumption Agreement (Real Estate), effective as of the Effective Time, executed and acknowledged by the applicable Seller and Buyer in substantially the form of Exhibit L hereto, with such modifications thereto as may be necessary to conform to the requirements of the applicable Leasehold Interest or Real Estate Agreement (but which in any event shall expressly disclaim any representation or warranty by Sellers as provided in Exhibit L hereto), with separate instruments, including quit claim improvement deeds, for each parcel of Real Estate (each of which shall expressly disclaim any representation or warranty by Sellers, including in the case of the sublease, an express disclaimer of any covenant of quiet enjoyment other than against acts or failure to act by Sellers when so required under the sublease);

                (v) each Seller, as applicable, shall deliver or cause to be delivered to Buyer executed assignments, effective as of the Effective Time, of Intellectual Property and of motor vehicles constituting Equipment in proper form and suitable for filing with the appropriate governmental agency and such other assignments and endorsements, without recourse or representation, as are necessary to transfer the Assets to Buyer; and

                (vi) the Company shall deliver to Buyer stock certificates representing all outstanding capital stock of the Acquired Subsidiaries, duly endorsed or accompanied by duly executed assignments separate from certificates in form suitable for transfer of all such capital stock and ownership interests to Buyer effective as of the Effective Time.

           (b)  Purchase Price Adjustment.

                (i)     Exhibit M shows:

                     (A) the unaudited balance sheet of the Business as of January 31, 2004, prepared based on unaudited trial balance information provided by Sellers together with adjustments to reflect the transaction contemplated by this Agreement (which balance sheet, after such adjustments, is referred to as the "Unaudited Transaction Balance Sheet as of 1/31/2004"); and

                     (B) the unaudited balance sheet of the Business as of May 1, 2004, prepared based on unaudited trial balance information provided by Sellers, together with adjustments to reflect the transaction contemplated by this Agreement (which balance sheet, after such adjustments, is referred to as the "Unaudited Transaction Balance Sheet as of 5/1/2004").

                (ii) Prior to the Cut-Off Date, Sellers shall provide audited financial statements for the Business for the fiscal year ended January 31, 2004, accompanied by an unqualified opinion of Ernst & Young LLP, to the effect that the audited financial statements present fairly in all material respects the financial position and results of operations of the Business and have been prepared in accordance with generally accepted accounting principles in the United States, consistently applied, together with:

                     (A) adjustments to the audited balance sheet to reflect the transaction contemplated by this Agreement (which adjustments are referred to as "transaction adjustments"); and

                     (B) a summary of the adjustments, other than transaction adjustments, from the trial balance information referred to in
                Section 4(b)(i)(A) to the audited financial statements (which adjustments are referred to as the "audit adjustments")

                (iii) Within 60 days after the Cut-Off Date, Sellers shall provide an unaudited balance sheet as of the close of business on the Cut-Off Date reflecting the transaction adjustments, of the nature of the transaction adjustments set forth in the Unaudited Transaction Balance Sheet as of 5/1/2004, which will also reflect all audit adjustments as appropriate (the "Unaudited Transaction Balance Sheet as of the Cut-Off Date"). Buyer shall reasonably assist Sellers and their representatives in the preparation of the Unaudited Transaction Balance Sheet as of the Cut-Off Date and shall provide Sellers and their representatives access at all reasonable times to the personnel, properties and books and records of the Business for such purpose.

                (iv) To the extent that the net assets, calculated in a manner consistent with the principles, policies and procedures used in preparing Exhibit M ("Net Assets"), reflected in the Unaudited Transaction Balance Sheet as of the Cut-Off Date exceed the Net Assets reflected in the Unaudited Transaction Balance Sheet as of 5/1/2004 by more than $40 million, then the Purchase Price shall be increased by the excess over $40 million. For the avoidance of doubt, "Net Assets" shall not include any Excluded Asset or any Excluded Liability. Notwithstanding anything to the contrary in this
           Section 4(b), the book value of all assets on the Unaudited Transaction Balance Sheet as of the Cut-Off Date shall be calculated without giving effect to any depreciation or amortization thereof after May 1, 2004.

                (v) To the extent that the Net Assets reflected in the Unaudited Transaction Balance Sheet as of 5/1/2004 exceed the Net Assets reflected in the Unaudited Transaction Balance Sheet as of the Cut-Off Date by more than $40 million, then the Purchase Price shall be decreased by the excess over $40 million.

                (vi)    If the Purchase Price is to be increased pursuant to
           Section 4(b)(iv), then Buyer shall, within five business days after the amount of such increase has been determined, pay Sellers an amount equal to such increase, together with interest thereon at an annual rate equal to the three-month LIBOR rate in effect as of the Closing Date, calculated on the actual number of days elapsed from the Closing Date to the date of payment divided by 365. If the Purchase Price is to be decreased pursuant to Section 4(b)(v), then Sellers shall, within five business days after the amount of such decrease has been determined, pay Buyer an amount equal to such decrease, together with interest thereon at an annual rate equal to the three-month LIBOR rate in effect as of the Closing Date, calculated on the actual number of days elapsed from the Closing Date to the date of payment divided by 365.

                (vii) Sellers represent that Sellers have not changed accounting policies or procedures, or application thereof, since January 31, 2004, and that the Unaudited Transaction Balance Sheet as of 5/1/2004 is prepared on a basis consistent with the Unaudited Transaction Balance Sheet as of 1/31/2004 (except for adjustments normally reflected only in year-end audited financial statements).

                (viii) Sellers covenant that Sellers will not change accounting policies or procedures, or the application thereof, from those reflected in the Unaudited Transaction Balance Sheet as of 5/1/2004, and that the Unaudited Transaction Balance Sheet as of the Cut-Off Date will be prepared on a basis consistent with the Unaudited Transaction Balance Sheet as of 5/1/2004 (except for the audit adjustments, as appropriate, and except as otherwise provided in Sections 4(b)(iv) and 7(e)).

                (ix) If Buyer in good faith objects, by notice in writing to Sellers, to the Net Assets set forth on the Unaudited Transaction Balance Sheet as of the Cut-Off Date ("Final Net Assets") within 30 days after Sellers' delivery thereof, setting forth in its written objection its determination of Final Net Assets, Sellers and Buyer shall attempt in good faith to resolve any such objections within 30 days after the Sellers' receipt of Buyer's objections. Buyer may object pursuant to this Section 4(b)(ix) only if, assuming all of Buyer's objections were sustained, the Purchase Price, as adjusted by any adjustments pursuant to this Section 4(b), would be lower than the Purchase Price based on Sellers' determination of Final Net Assets, and Buyer's objections must specify in reasonable detail the nature of any disagreement with Sellers. The only objections that Buyer may make pursuant to this Section 4(b)(ix) are those that relate to:

                     (A) any claimed inconsistencies between the principles, policies or procedures used in the preparation of the Unaudited Transaction Balance Sheet as of 5/1/2004 and the principles, policies or procedures used in the preparation of the Unaudited Transaction Balance Sheet as of the Cut-Off Date (except for audit adjustments, as appropriate, and except as otherwise provided in Sections 4(b)(iv) and 7(e));

                     (B)  the application of the audit adjustments; or

                     (C)  errors in mathematical computation.

                (x) If Sellers and Buyer are unable to resolve the matter within such 30-day period, they shall jointly appoint a mutually acceptable firm of independent accountants of national reputation that is one of the so-called "big four" (or, if they cannot agree on a mutually acceptable firm, they shall cause their respective accounting firms to select such firm) within three business days following the end of such 30-day period. Buyer and Sellers shall provide such accounting firm full cooperation. Such firm shall be instructed to reach its conclusion regarding the disputes as soon as reasonably possible. Such firm's resolution of the disputes shall be rendered in a written decision determining all disputes and shall be conclusive and binding upon Buyer and Sellers.

                (xi) The Non-Prevailing Party (as defined below) in any determination by such accounting firm shall pay its own expenses incurred with respect to the submission to such accounting firm and shall pay a percentage of (A) the fees and expenses of such accounting firm plus (B) the reasonable out-of-pocket expenses (including reasonable attorneys' fees) of the other party incurred with respect to the submission, which percentage shall be calculated by dividing (1) an amount equal to the difference between the Non-Prevailing Party's determination of Final Net Assets, as submitted to such accounting firm, and such accounting firm's determination of Final Net Assets by (2) an amount equal to the difference between the parties' respective determinations of Final Net Assets, as submitted to such accounting firm. The other party shall pay the remainder of the fees and expenses of such accounting firm and its own expenses not required to be paid by the Non-Prevailing Party hereunder. A party is the "Non-Prevailing Party" if such accounting firm's determination of Final Net Assets is closer to the other party's determination of Final Net Assets, as submitted to such accounting firm, than it is to that party's determination of Final Net Assets, as submitted to such accounting firm. Notwithstanding anything to the contrary in this Section 4(b)(xi), if such accounting firm's determination of Final Net Assets does not result in a Purchase Price that is lower than the Purchase Price would have been based upon Sellers' determination of Final Net Assets (after giving effect to Section 4(b)(iv) or 4(b)(v)), Buyer shall pay all of the fees and expenses of such accounting firm plus all reasonable out-of-pocket expenses (including reasonable attorneys' fees) of Sellers incurred with respect to the submission.

           (c)  Certain Payments.

                (i) Property Taxes and Special Assessments. In the case of real property Taxes, personal property Taxes, and special assessments relating to the Assets, Sellers shall pay, on or prior to the Cut-Off Date, all such Taxes and installments of special assessments that Sellers would pay on or prior to the Cut-Off Date in the ordinary course of business, consistent with past practices, subject to reimbursement by Buyer pursuant to Section 3(a)(ii) hereof to the extent that any such payment is made by check or bank draft and constitutes an Assumed Liability. If Tax statements for any Assets are sent directly to any Seller by a Taxing Authority (as defined in Section 4(d)(vi) hereof) after the date of this Agreement, the Company shall use reasonable efforts to cause such statements to be forwarded promptly to Buyer.

                (ii) Sales or Transfer Taxes and Recording Fees. Buyer shall pay all sales, use, value-added, business, goods and services, transfer, documentary, conveyancing or similar Taxes or expenses and all recording fees that may be imposed as a result of the sale and transfer of the Assets to Buyer under this Agreement, including as a result of the transfer of the State Street Marshall Field's store from the current owner to the Company (including any stamp, duty or other Tax chargeable in respect of any instrument transferring property and any Taxes (other than Excluded Taxes) payable in connection with the sale and transfer of the Intellectual Property), together with any and all fines, penalties, interest and additions to tax with respect thereto ("Transfer Taxes"), and Sellers and Buyer shall cooperate in timely making all filings, returns, reports and forms as may be required to comply with the provisions of such tax laws. Buyer shall execute and deliver to Sellers at the Closing all appropriate exemption certificates relating to an occasional-sale exemption or an inventory-resale exemption from Transfer Taxes.

                (iii)   Taxes Generally.  Sellers shall pay all Excluded
           Taxes. Except to the extent otherwise provided in this Agreement, Buyer shall pay all Taxes (other than Excluded Taxes) attributable to the Business, the Assets or the Acquired Subsidiaries.

                (iv) No Adjustment to Purchase Price. Notwithstanding anything to the contrary provided in this Agreement, no Taxes, charges, payments or fees, the payment of which is provided for herein, whether they constitute obligations of Sellers or Buyer hereunder, shall cause an adjustment to the Purchase Price, but nothing contained herein shall limit the parties' rights and obligations under Sections 4(b) and 16.

           (d)  Definitions Relating to Taxes.

                (i) "Excluded Taxes" means (1) except in the case of Acquired Subsidiaries, Taxes (other than sales, use, property, Transfer, recording and similar Taxes) on or based upon or measured by gross or net receipts or gross or net income (including Taxes in the nature of minimum taxes, tax preference items, and alternative minimum taxes), capital or net worth or capital stock; (2) in the case of the Acquired Subsidiaries, the Taxes described in clause (1) hereof for any Pre-Cut-Off Tax Period (including any Tax liability of an Acquired Subsidiary for such period arising as a result of the application of Treasury Regulation section 1.1502-6 or any similar provision of any applicable state, local or foreign Tax law); and (3) any Taxes of Sellers to the extent not attributable to the Business, the Assets or the Acquired Subsidiaries. For purposes of this Agreement, the amount of Excluded Taxes attributable to an Acquired Subsidiary for the portion of a Straddle Period ending on the Cut-Off Date shall be determined (x) in the case of Taxes based upon or measured by gross or net receipts or gross or net income as described above, as if such Tax period ended on the Cut-Off Date, and (y) in the case of Taxes relating to capital, net worth, or capital stock, by reference to the level of such items as of the Effective Time.

                (ii) "Pre-Cut-Off Tax Period" with respect to the Acquired Subsidiaries means any Tax period ending on or before the Cut-Off Date, and with respect to a Straddle Period, any portion thereof ending on the Cut-Off Date.

                (iii) "Return" means any return, statement, report or form, including in each case any amendments thereto, required to be filed with any Taxing Authority by or with respect to Taxes or any claim for refund.

                (iv) "Straddle Period" means any complete Tax period of an Acquired Subsidiary that includes but does not end on the Cut-Off Date.

                (v) "Taxes" means all federal, state, local or foreign income, profits, franchise, gross receipts, net receipts, capital, capital stock, net worth, sales, use, withholding, turnover, value added, ad valorem, registration, general business, employment, social security, disability, occupation, real property, personal property (tangible and intangible), recording, stamp, transfer (including real property transfer or gains), conveyance, severance, production, excise and other taxes, withholdings, duties, levies, imposts, license and registration fees and other similar charges and assessments (including all fines, penalties and additions attributable to or otherwise imposed on or with respect to any such taxes, charges, fees, levies or other assessments, and interest thereon and any liability arising pursuant to the application of Treasury Regulation section 1.1502-6 or any similar provision of any applicable state, local or foreign Tax law) imposed by or on behalf of any Taxing Authority.

                (vi) "Taxing Authority" means any governmental or regulatory authority, body or instrumentality exercising any authority to impose, regulate or administer the imposition of Taxes.

                (vii)   "Transfer Taxes" has the meaning assigned thereto in
           Section 4(c)(ii) hereof.

                (viii) "Treasury Regulation" means the U.S. treasury regulations pursuant to the Code (as defined in Section 6(e) hereof).

           (e) Allocation of Purchase Price. Within 180 days after the Closing, Buyer and the Company shall jointly prepare an allocation (the "Allocation") of the Purchase Price among the Assets consistent with the provisions of Section 1060 of the Code and the Treasury Regulations thereunder. In preparing such Allocation, the parties agree that not less than $250 million of the Purchase Price shall be allocated to the assets of

     Target Brands. If a party disagrees with respect to any material item included in a proposed allocation, the parties shall negotiate in good faith to resolve the issue. If they cannot resolve the issue within 30 days, it shall be resolved by an accounting or appraisal firm chosen by and mutually acceptable to both parties. The costs, fees and expenses of such firm shall be borne equally by the Company and Buyer. Neither Buyer nor Sellers, nor any of their respective affiliates, shall take any position on any Return or audit inconsistent with such Allocation unless required to do so by applicable law. Sellers and Buyer shall each provide to the other for review a copy of its report with respect to this transaction pursuant to Section 1060 of the Code and the Treasury Regulations thereunder at least ten business days prior to its submission to the Internal Revenue Service.

           (f)  Transfer Tax Valuation.  Prior to the Closing Date, the
     Company and Buyer shall jointly agree on the valuation of the Real Estate, Real Estate Agreements and other Assets to the extent that valuations are needed for purposes of determining the amount of Transfer Taxes. If a party disagrees with respect to a proposed valuation, the parties shall negotiate in good faith to resolve the issue. If they cannot resolve the issue prior to the Closing Date, it shall be resolved by an accounting or appraisal firm chosen by and mutually acceptable to both parties after Closing. If payment of a Transfer Tax is due prior to any such resolution, payment shall be made based on Buyer's valuation and, upon resolution, the party responsible for filing the Return with respect to such Tax shall make such corrective filings with the appropriate Taxing Authority and Buyer shall pay any additional, and shall be entitled to any refund of, any Transfer Tax resulting from such corrective filings.

           (g) Certain Stores. If Buyer is prevented from acquiring the ownership of, or leasehold interest in, one or more parcels of Real Estate due to an injunction or court order prior to the Closing, then (i) all assets and liabilities relating to any such parcel shall be excluded from the calculations of Net Assets as of May 1, 2004 and the Cut-Off Date, and
     (ii) the parties shall negotiate a mutually acceptable reduction to the Purchase Price equal to the fair market value of such ownership or leasehold interests; provided that this sentence shall not apply to any injunction or court order in respect of the stores at Rosedale or Ridgedale based on the rights of first refusal described in Section 4(a)(ii) hereof, the treatment of which shall be as provided therein. If the parties cannot agree on the fair market value, then the parties shall resolve their differences pursuant to the procedures set forth in Section 4(b), substituting a mutually acceptable real estate appraisal firm for the accounting firm referred to in Section 4(b).

           (h) Section 1031 Like-Kind Exchange. Notwithstanding any other provision of this Agreement, the Company may elect to effectuate the sale of one or more of the Assets (the "Exchange Assets") by means of an exchange of "like-kind" property that will qualify under Section 1031 of the Code and the Treasury Regulations thereunder (including the Rosedale and Ridgedale Marshall Field's stores pursuant to the separate agreements contemplated by Section 4(a)(ii)) (each, an "Exchange Transaction"); Buyer shall at Seller's sole cost and expense cooperate in an Exchange Transaction arranged by the Company and a qualified exchange intermediary (as such term is used in the Treasury Regulations promulgated under Section 1031 of the Code) designated by the Company. The Company shall provide written notice to Buyer of the Company's election to participate in an Exchange Transaction no later than 10 days prior to Closing. Buyer shall not incur any Tax liability, any expenses or any liability of any nature in connection with any Exchange Transaction. Buyer shall not be obligated to take title to any exchange property under any circumstances. The Company shall indemnify and save and hold harmless Buyer from any and all liabilities arising out of or related to any Exchange Transaction. Buyer shall, upon the Company's request, execute and deliver such documents and agreements as are reasonably necessary for the purpose of facilitating an Exchange Transaction, and Buyer shall pay the portion of the Purchase Price attributable to the Exchange Assets (the "Escrowed Purchase Price") at the Closing to the Company's designated qualified exchange intermediary. The Company's right to receive the Escrowed Purchase Price shall be limited as required by Section 1031 of the Code and the Treasury Regulations thereunder. If a tax-deferred exchange cannot be effected by Seller for any reason other than a breach by Buyer, Sellers shall still be obligated to close this transaction pursuant to the terms of this Agreement. Under no circumstances shall Sellers' right or election to exchange, rather than sell, Assets delay closing, require Buyer to incur any expense it would not have otherwise incurred (unless paid or reimbursed by Sellers as provided above) or otherwise adversely affect Buyer's rights hereunder. The Escrowed Purchase Price for any Real Estate shall be the same as the amount allocated for such Real Estate as determined under Section 4(f) or Section 4(a)(ii) hereof as applicable.

     5.     Conditions to Closing.

           (a) Buyer's Obligation. The obligation of Buyer to purchase and pay for the Assets is subject to the satisfaction (or waiver by Buyer) as of the Closing of the following conditions:

                (i) The representations and warranties of the Company made in this Agreement shall be true and correct as of the date hereof and (except (A) as otherwise provided in Section 6(h)(vii), (B) as they may be affected by transactions contemplated hereby and (C) for representations and warranties that by their terms are made only as of an earlier date) immediately prior to the Closing, as though made immediately prior to the Closing, except to the extent any inaccuracy in any such representation or warranty does not materially impair the ability of Sellers to consummate the transactions contemplated by this Agreement and does not have a Material Adverse Effect (as defined below) (provided that, solely for purposes of this Section 5(a)(i), any representation or warranty in this Agreement that is qualified by materiality or Material Adverse Effect language shall be read as if such language were not present). As used in this Agreement, "Material Adverse Effect" means any change or effect that, individually or in the aggregate, has or is reasonably likely to have a material adverse effect on the operations, results of operations, properties, or financial condition of the Business as a whole (other than any such change or effect resulting from (1) any change, event or occurrence generally affecting the industry in which the Business operates, (2) general economic or securities market conditions in the United States, (3) the public announcement or existence of this Agreement and the transactions contemplated hereby, (4) acts of terrorism or war (whether or not declared), or (5) any change, event or occurrence resulting from or relating to compliance with the terms of, or the taking of any action required by, this Agreement).

                (ii) Sellers shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Sellers by the time of the Closing.

                (iii) The Company shall have delivered to Buyer a certificate dated the Closing Date and signed by an executive officer of the Company on behalf of the Company confirming the satisfaction of the conditions set forth in Sections 5(a)(i) and (ii) hereof.

                (iv) No injunction or order of any court or administrative agency of competent jurisdiction shall be in effect that restrains or prohibits the purchase or sale of the Assets hereunder; provided that an injunction or court order that prohibits the transfer of ownership of, or leasehold interests in, one or more parcels of Real Estate or other Assets shall not be deemed to restrain or prohibit the purchase or sale of the Assets hereunder unless the failure of Buyer to acquire ownership of, or leasehold interests in, such parcels or other Assets has a Material Adverse Effect; provided that nothing in this Section 5(a)(iv) shall affect the condition set forth in Section 5(a)(v); and provided also that an injunction or court order which prohibits the transfer of any or all of the Ridgedale and Rosedale stores shall not be considered to be all or a part of a Material Adverse Effect.

                (v) The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), shall have expired or terminated.

                (vi) Sellers shall have delivered to Buyer an affidavit (a so-called "FIRPTA affidavit") duly executed by each Seller, certifying facts that would exempt the transactions contemplated hereby from the provisions of the Foreign Investment in Real Property Tax Act.

                (vii) The Company shall have purchased the State Street Marshall Field's store on or before Closing, free and clear of all mortgages, liens, security interests, easements, restrictive covenants, rights-of-way, encroachments, purchase options, rights of first refusal or first offer or other encumbrances except those of the nature described in Sections 6(h)(i)(A) through (D).

           (b) Sellers' Obligation. The obligation of Sellers to sell and deliver the Assets to Buyer is subject to the satisfaction (or waiver by Sellers) as of the Closing of the following conditions:

                (i) The representations and warranties of Buyer made in this Agreement shall be true and correct in all material respects as of the date hereof and (except as they may be affected by transactions contemplated hereby and except for representations and warranties that by their terms are made only as of an earlier date) immediately prior to the Closing, as though made immediately prior to the Closing; Buyer shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Buyer by the time of the Closing; and Buyer shall have delivered to the Company a certificate dated the Closing Date and signed by an executive officer of Buyer on behalf of Buyer confirming the foregoing.

                (ii) No injunction or order of any court or administrative agency of competent jurisdiction shall be in effect that restrains or prohibits the purchase or sale of the Assets hereunder; provided that an injunction or court order that prohibits the transfer of ownership of, or leasehold interests in, one or more parcels of Real Estate or other Assets shall not be deemed to restrain or prohibit the purchase or sale of the Assets hereunder unless the failure of Buyer to acquire ownership of, or leasehold interests in, such parcels or other Assets has a Material Adverse Effect; provided that nothing in this Section 5(b)(ii) shall affect the condition set forth in Section 5(b)(iii); and provided also that an injunction or court order which prohibits the transfer of any or all of the Ridgedale and Rosedale stores shall not be considered to be all or a part of a Material Adverse Effect.

                (iii) The waiting period under the HSR Act shall have expired or terminated.

           (c) Effect of Closing. Notwithstanding anything to the contrary, if either party shall be in breach of any covenants or agreements under this Agreement, the party not in breach may require the completion of Closing without waiving any rights under this Agreement, and the party not in breach may also require compliance by the breaching party with its covenants and agreements after Closing is completed.

     6. Representations and Warranties of the Company. Except as set forth in the disclosure schedule initialed by the Company and Buyer (the "Disclosure Schedule"), the Company hereby represents and warrants to Buyer as follows:

           (a) Organization and Authority. Each Seller and each Acquired Subsidiary is a corporation or other organization duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each Seller and each Acquired Subsidiary is incorporated or organized in the jurisdiction set forth beside its name in
     Section 6(a) of the Disclosure Schedule. Each Seller and each Acquired Subsidiary is duly qualified and in good standing to do business as a foreign corporation or organization in each jurisdiction in which the Assets or the nature of the Business requires them to be qualified, except where the failure to be so qualified or in good standing does not have a Material Adverse Effect. Each Seller has all requisite corporate or organizational power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate or organizational acts and proceedings required to be taken to authorize the execution, delivery and performance by Sellers of this Agreement and the consummation by Sellers of the transactions contemplated hereby have been duly and properly taken. This Agreement has been duly executed and delivered by each Seller and, assuming due authorization, execution and delivery of this Agreement by Buyer, constitutes a valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and by general principles of equity.

           (b) Non-Contravention. Subject to other applicable provisions of this Agreement, including Sections 2 and 6(h)(iv) hereof, the execution, delivery and performance by Sellers of this Agreement do not, and the consummation by Sellers of the transactions contemplated hereby will not,
     (i) conflict with, or result in any violation of, any provision of the articles of incorporation or by-laws (or similar organizational documents) of any Seller, or (ii) conflict with, result in any violation of, or constitute a default under, or create a lien on any of the Assets under, or result in the acceleration or termination of, or result in a material increase in payment obligations under, any instrument, contract, commitment, agreement or arrangement to which any Seller is a party or by which any Seller or any of the Assets are bound, or any judgment, order, writ, injunction or decree to which any Seller has been specifically identified as subject, or (iii) result in any violation of any statute, law, ordinance, rule or regulation applicable to any Seller or the Assets (except where such conflict, violation, default, lien, acceleration, termination or increased obligations would not materially impair the ability of Sellers to consummate the transactions contemplated hereby or have a Material Adverse Effect). No material consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required to be obtained or made by or with respect to Sellers in connection with the execution, delivery and performance by Sellers of this Agreement or the consummation by Sellers of the transactions contemplated hereby other than compliance with and filings under the HSR Act; provided, however, that no representation is made as to whether any new governmental consents, approvals, licenses, permits, orders, authorizations, registrations, declarations or filings will be required as a result of the sale of Assets to Buyer in order for Buyer to continue to conduct the Business and operate the Assets following the Cut-Off Date in the manner in which the Business was conducted and the Assets were operated on or prior to the Cut-Off Date.

           (c)  Shares of Acquired Subsidiaries.

                (i) The Company has good and valid title to all of the outstanding capital stock of each of the Acquired Subsidiaries (the "Acquired Subsidiaries' Shares"), free and clear of any claims, liens, encumbrances, security interests, charges, rights of third parties and restrictions whatsoever, except restrictions imposed by applicable securities laws. Assuming Buyer has the requisite power and authority to be the lawful owner of the Acquired Subsidiaries' Shares, upon delivery to Buyer of certificates representing the Acquired Subsidiaries' Shares, duly endorsed by the Company for transfer to Buyer, and upon Sellers' receipt of the Purchase Price, good and valid title to the Acquired Subsidiaries' Shares will pass to Buyer as of the Effective Time, free and clear of any claims, liens, encumbrances, security interests, charges, rights of third parties and restrictions whatsoever other than those arising from acts of Buyer or its affiliates and restrictions imposed by applicable securities laws. The Acquired Subsidiaries' Shares are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such contract, agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Acquired Subsidiaries' Shares, other than this Agreement.

                (ii) The total outstanding capital stock of each Acquired Subsidiary is set forth beside the name of the Acquired Subsidiary in
           Section 6(c) of the Disclosure Schedule. Each of the Acquired Subsidiaries' Shares is duly authorized, validly issued and outstanding and fully paid and nonassessable. The Acquired Subsidiaries' Shares have not been issued in violation of, and are not subject to, any preemptive or subscription rights. Except as set forth above, there are no shares of capital stock or other equity securities of any Acquired Subsidiary outstanding. There are no outstanding warrants, options, agreements, convertible or exchangeable securities or other commitments pursuant to which the Company or any of its affiliates is or may become obligated to issue, sell or otherwise dispose of, purchase, return, redeem or otherwise acquire any Acquired Subsidiaries' Shares other than this Agreement, and there are not any equity securities of any Acquired Subsidiaries reserved for issuance for any purpose. The Assets do not include any capital stock of or other equity interests in any corporation or other entity except the Acquired Subsidiaries' Shares.

           (d) Financial Statements. Attached hereto as Exhibit N are (i) unaudited balance sheets of the Business as of January 31, 2004 and February 1, 2003 and unaudited statements of income of the Business for the fiscal years then ended and (ii) an unaudited balance sheet of the Business as of May 1, 2004 and an unaudited statement of income of the Business for the three-month period then ended (the statements listed in clauses (i) and (ii) are referred to as the "Financial Statements"). Except as expressly disclosed therein, the Financial Statements fairly present, in all material respects, the assets, liabilities and financial condition of the Business at their respective dates and the results of operations of the Business for the respective periods covered thereby, and have been prepared on a basis consistent with the principles historically applied by the Company in the preparation of the financial statements for its Marshall Field's segment included in the Company's filings with the Securities and Exchange Commission, except as disclosed in the notes to the Financial Statements and except that Excluded Assets and Excluded Liabilities and profits and losses related thereto are excluded from the Financial Statements. Except as expressly provided in this Section 6(d), no representation is made by the Company as to any financial information of the Business provided to Buyer, including any financial information provided to Buyer in its due diligence investigation of the Business or set forth in the Confidential Information Memorandum regarding the Business provided to Buyer by Goldman, Sachs & Co. Without limiting the generality of the foregoing, no representation is made as to the accuracy, fairness or reasonableness of any projections provided to Buyer or the assumptions used in preparing the same, or as to the likelihood that such projections will be achieved.

           (e) Nonforeign Certification. No Seller is a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code").

           (f) Taxes. With respect to all Taxes (other than Excluded Taxes, with respect to which no representations or warranties are being made in this Agreement) Sellers and the Acquired Subsidiaries have filed or caused to be filed in a timely manner (within any applicable extension periods) all material Returns required to be filed by applicable federal, state, local or foreign Tax laws that relate to the Business, the Assets or an Acquired Subsidiary. All such Taxes related to the Business, the Assets or an Acquired Subsidiary shown to be due on such Returns have been paid in full or will be paid in full by the Company, except to the extent they are Assumed Liabilities or other obligations of Buyer as provided in Section 4(c) hereof.

           (g) Personal Property. Sellers have or will have as of the Effective Time good title to all Equipment, Inventory and Miscellaneous Receivables, in each case free and clear of all liens, security interests and other encumbrances, except (i) mechanics', materialmen's, carriers', workmen's, warehousemen's, repairmen's, landlord's or other like liens on tangible Assets securing obligations that are not delinquent; (ii) liens for Taxes and other governmental charges that are not due and payable or that may be paid without penalty; (iii) liens, security interests and other encumbrances evidenced by any security agreement, financing statement, purchase money agreement, conditional sales contract, capital lease or operating lease, or by any license, coexistence agreement, undertaking, declaration, limitation of use or consent to use (collectively, "Licenses"), in each case as described in Section 6(k) of the Disclosure Schedule or the non-disclosure of which therein does not constitute a misrepresentation under Section 6(k) hereof; and (iv) imperfections of title and encumbrances that do not, individually or in the aggregate, materially impair the value or the continued use and operation substantially in the current manner of the Assets to which they relate (the liens, security interests and other encumbrances described in clauses (i) through (iv) above being referred to collectively as "Permitted Liens").

           (h)  Real Property.

                (i) Exhibit A hereto sets forth a true and complete list of the land constituting Owned Real Estate. Certain of the sites listed on Exhibit A hereto include lands, buildings or space leased by a Seller and used in connection with Owned Real Estate, the Leasehold Interests in respect of which are included in the representations in
           Section 6(h)(ii) hereof. Sellers own good and marketable fee simple title to the Owned Real Estate, free and clear of all mortgages, liens, security interests, easements, restrictive covenants, rights-of-way, encroachments and other encumbrances, except (A) Permitted Liens; (B) liens, security interests, easements, Real Estate Agreements, restrictive covenants, rights-of-way, encroachments, purchase options, rights of first refusal or first offer, and other encumbrances and matters that are included in or disclosed by the documents relating to each parcel of Real Estate made available to Buyer on or before May 28, 2004, shown (whether or not deleted or insured over) on any title insurance commitment made available to Buyer on or before May 28, 2004 (the "Title Commitments"), or of record; (C) any conditions that may be shown by a current, accurate survey or physical inspection of the Owned Real Estate; and (D) (1) platting, subdivision, zoning, building and other similar restrictions, (2) easements, restrictive covenants, rights-of-way, encroachments and other similar encumbrances not of record, and (3) reservations of coal, oil, gas, minerals and mineral interests, none of which items set forth in clauses (C) and (D) individually or in the aggregate materially interferes with the continued use and operation of the Owned Real Estate substantially in the manner in which the Owned Real Estate is currently used and operated (collectively, "Owned Permitted Exceptions"). The marketability of title to the Owned Real Estate shall be subject to the Owned Permitted Exceptions. Notwithstanding anything in this Agreement, except for the Uniform Short Form Mortgage dated May 14, 2001 encumbering the Marshall Fields store in St. Paul, Minnesota, the Owned Real Estate shall be conveyed to Buyer free and clear of all mortgages and deeds of trust.

                (ii) Exhibit B hereto sets forth a true and complete list of the land constituting Leased Real Estate. Assuming good and marketable fee title vested in the landlord, and subject to any defects in or other matters affecting the landlord's title, Sellers own good and marketable leasehold estates in all Leasehold Interests and in all Leased Real Estate, free and clear of all mortgages, liens, security interests, easements, restrictive covenants, rights-of-way, encroachments and other encumbrances, except (A) Permitted Liens; (B) easements, Real Estate Agreements, restrictive covenants, rights-of-way, encroachments, purchase options, lease-termination options, rights of first refusal or first offer, and other encumbrances and matters that are included in or disclosed by the documents relating to each parcel of Real Estate made available to Buyer on or before May 28, 2004, shown (whether or not deleted or insured over) on any Title Commitment, or of record; (C) any conditions that may be shown by a current, accurate survey or physical inspection of the Leased Real Estate; (D) mortgages, liens, security interests or encumbrances that have been placed by any developer, landlord or other third party on any Leased Real Estate; and (E) (1) platting, subdivision, zoning, building and other similar restrictions, and (2) easements, restricted covenants, rights-of-way, encroachments and other similar encumbrances not of record, none of which items set forth in clauses (C) and (E) individually or in the aggregate materially interferes with the continued use and operation of the Leased Real Estate substantially in the manner in which the Leased Real Estate is currently used and operated (the "Leased Permitted Exceptions," and, together with the Owned Permitted Exceptions, the "Permitted Exceptions"). The marketability of Sellers' leasehold estates shall be subject to the Leased Permitted Exceptions. Notwithstanding anything in this Agreement, the Leasehold Interests shall be conveyed to Buyer free and clear of all mortgages and deeds of trust.

                (iii) There are no eminent domain proceedings pending (with respect to which the Company has been notified) or, to the Knowledge of the Company, threatened against any Real Estate or any material portions thereof. The Company has made available to Buyer, with respect to the Owned Real Estate, true and correct copies of the Title Commitments described in Section 6(h) of the Disclosure

           Schedule. Sellers do not own or lease any real estate primarily related to the Business except for the Real Estate.

                (iv) Notwithstanding anything to the contrary in this Agreement or in any certificate or instrument delivered pursuant hereto, no representation or warranty is made herein as to whether any consents, approvals, waivers, agreements or actions of, or (with or without lapse of time) notice to, third parties (including governmental authorities), or fulfillment of any conditions, are needed in connection with the transfer of the Real Estate, the Real Estate Agreements or any of the Permitted Exceptions pursuant to this Agreement or the operation by Buyer of the Business on the Real Estate after the Cut-Off Date.

                (v) Section 6(h)(v) of the Disclosure Schedule sets forth certain statutory disclosures relating to the Owned Real Estate required by the states in which the Owned Real Estate is located.

                (vi) Copies (which to the Company's Knowledge are true, complete and correct in all material respects) of the Real Estate Agreements (which term, for purposes of this Section 6(h)(vi) only, shall be deemed to include the leases pertaining to the Leased Real Estate and other agreements related to the Real Estate and the Leasehold Interests) within Sellers' possession, including all amendments and supplements to each, have been heretofore provided by Sellers to Buyer, and to the Company's Knowledge, there are no material agreements pertaining to the Real Estate that have not heretofore been provided by Sellers to Buyer. To the Company's Knowledge, Sellers are not in default under or in violation of any of the terms or conditions of any of the Real Estate Agreements and there is no event that, but for the passing of time or the giving of notice, or both, would constitute an event of default by Sellers under any of the terms and conditions of the Real Estate Agreement that individually or in the aggregate, materially interferes with the continued use and operation of the Real Estate substantially in the manner in which the Real Estate is currently used and operated.

                (vii) The Company is not making any representation regarding the real estate constituting the State Street Marshall Field's store except (A) the representation in Section 6(h)(ii) as of the date of this Agreement, which representation, for purposes of Sections 5(a)(i) and 5(a)(iii) hereof, shall be deemed to be true and correct only as of the date of this Agreement and not immediately prior to the Closing and (B) the representation in Section 6(h)(i), which representation, for purposes of Sections 5(a)(i) and 6(h)(i), shall be deemed to be true and correct only immediately prior to the Closing and not as of the date of this Agreement. For purposes of this Agreement, the State Street Marshall Field's store shall be deemed to be Leased Real Estate as of the date of this Agreement and Owned Real Estate as of the Closing Date.

           (i) Condition of Assets. Except as expressly provided in Section 6(q) hereof, no representation or warranty, direct or indirect, by implication or otherwise, is made concerning or based upon the physical condition of the Real Estate or any other tangible Assets, all of which are being accepted "AS IS AND WHERE IS" by Buyer (including as to all environmental aspects thereof, except as otherwise provided in Section 6(q) hereof). EXCEPT AS SET FORTH EXPRESSLY IN THIS AGREEMENT, SELLERS DISCLAIM ANY EXPRESS OR IMPLIED WARRANTY WITH RESPECT TO THE ASSETS, TANGIBLE OR INTANGIBLE, INCLUDING IMPLIED WARRANTIES OF NONINFRINGEMENT, FITNESS, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

           (j) Intellectual Property. Exhibit C hereto contains a true and complete list of all of the Assets that are material patents, patent applications, trademark applications, trademark registrations, service mark applications, service mark registrations and copyright registrations. Sellers own or will own at the Effective Time (free and clear of all liens, security interests and other encumbrances other than Permitted Liens) or have the right to use without payment of a royalty, license fee or similar fee to any other party (other than pursuant to a License described in Section 6(k) of the Disclosure Schedule or the non-disclosure of which therein would not constitute a misrepresentation under Section 6(k) hereof), the material patents, trademarks, trade names, service marks and copyrights and other intellectual property used by Sellers solely in the operation of the Business. To the Knowledge of the Company, (i) no material outstanding claims against any Seller have been made in writing since January 1, 2002 by any other person challenging or questioning either the right of Sellers to use any intellectual property of Sellers used in the Business, or the validity of, any patent, trademark, trade name, service mark or copyright described on Exhibit C in any jurisdiction, domestic or foreign (other than claims, challenges or questions by governmental intellectual property office examiners as part of the application process), (ii) since January 1, 2002, no other person has claimed in writing and continues to claim the right to use any such material patent, trademark, trade name, service mark, copyright or any other intellectual property of Sellers used in the Business in a manner that would interfere with Sellers' use thereof in the ordinary course of operating the Business (other than pursuant to a License described in Section 6(k) of the Disclosure Schedule or the non-disclosure of which therein would not constitute a misrepresentation under Section 6(k) hereof), and (iii) no material outstanding claims of patent, trademark, trade name, service mark, copyright or trade dress infringement have been made in writing since January 1, 2002 by any person against Sellers with respect to payment of a royalty, license fee or similar fee to such person (other than payments that are currently subject to a License described in Section 6(k) of the Disclosure Schedule or the non-disclosure of which therein would not constitute a misrepresentation under Section 6(k) hereof). Sellers have not received any written notice that any material patent, trademark, service mark or copyright described in Exhibit C has been declared unenforceable or otherwise invalid by any court or governmental authority.

           (k) Contracts. Section 6(k) of the Disclosure Schedule lists the following written agreements or contracts (other than the Leasehold Interests and the Real Estate Agreements) in effect as of the date of this Agreement solely relating to the Business or the Assets to which a Seller is a party:

                (i) each employment agreement that will remain in effect after the Cut-Off Date (other than those that are or at the Cut-Off Date will be terminable at will by a Seller without penalty);

                (ii) each covenant not to compete that materially restricts the operation of the Business as presently conducted, other than those providing for non-competition with a licensed department within a particular store location;

                (iii) each material agreement or contract of the Company with any affiliate of the Company other than Sellers or any current officer or director of the Company or any affiliate of the Company (other than (A) employment agreements the non-disclosure of which in Section 6(k) of the Disclosure Schedule does not constitute a misrepresentation under Section 6(k)(i) hereof, or (B) contracts constituting Sellers' Plans);

                (iv) each operating lease (as lessor or lessee) of tangible personal property (except for any such lease calling for payments of less than $250,000 per year);

                (v) each material License of any patents, trademarks, trade names, service marks or copyrights or other intellectual property received from or granted to third parties not affiliated with any Seller (other than non-negotiated licenses of commercially available computer software used in the operation of the Business and non-negotiated licenses to intellectual property embedded in equipment or fixtures, and licenses related to products used in the operation of the Business);

                (vi) each management, personal service, consulting or other similar type of contract under which there exists an aggregate future liability in excess of $500,000 per contract (other than those that are or at the Cut-Off Date will be terminable at will or upon not more than 90 days' notice by a Seller without penalty and other than those entered into in connection with a License);

                (vii) each material radio, television or newspaper advertising agreement (other than those that are or at the Cut-Off Date will be terminable at will or upon not more than 90 days' notice by a Seller without penalty);

                (viii) each material agreement for the purchase by Sellers of supplies or products that calls for performance over a period of more than one year (other than those that are or at the Cut-Off Date will be terminable at will or upon not more than 90 days' notice by a Seller without penalty);

                (ix) each mortgage agreement, deed of trust, security agreement, purchase money agreement, conditional sales contract or capital lease created or assumed by, or permitted to be created by written instrument made or accepted by, any Seller (other than (A) any purchase money agreement, conditional sales contract or capital lease evidencing liens only on tangible personal property under which there exists an aggregate future liability not in excess of $250,000 per contract or lease, (B) protective filings of financing statements under the Uniform Commercial Code, and (C) agreements evidencing liens on the Real Estate covered by a Title Commitment that are shown on a Title Commitment or are otherwise of record); and

                (x) each other agreement or contract not made in the ordinary course of business, except those calling for payments of less than $250,000 per year.

To the Knowledge of the Company, each agreement and contract described in
Section 6(k) of the Disclosure Schedule (collectively, the "Material Contracts") is valid, binding and in full force and effect, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and by general principles of equity. No Seller is (with or without the lapse of time or the giving of notice, or both) in breach of or in default under any of the Material Contracts, and, to the Knowledge of the Company, no other party to any of the Material Contracts is (with or without the lapse of time or the giving of notice, or both) in breach of or in default under any of the Material Contracts, except for, in each event, defaults that do not have a Material Adverse Effect. A true and complete copy of each Material Contract has been made available to Buyer. For purposes of this Section 6(k), agreements or contracts "terminable at will" mean agreements or contracts that do not provide for specified terms of completion, expiration or termination or are expressly made terminable at will, regardless of whether any covenant of good faith and fair dealing may be implied, as a matter of law, in connection with the termination thereof.

           (l) Litigation; Decrees. No action, lawsuit, proceeding or governmental investigation is pending (with respect to which a Seller has been served or otherwise notified) or, to the Knowledge of the Company, threatened against a Seller as of the date of this Agreement with respect to the Business (other than (A) workers' compensation claims, (B) actions, lawsuits, proceedings or investigations set forth in the Environmental

     Reports (as defined in Section 6 hereof), and (C) challenges by governmental intellectual property office examiners as part of the application process) that, if decided adversely to such person, (i) would have a Material Adverse Effect, (ii) would reasonably be expected to result in liability in excess of $2 million, or (iii) would materially impair the ability of Sellers to consummate the transactions contemplated hereby. The foregoing representation does not relate to Taxes or environmental matters, all representations with respect to which are the subject of Sections 6(f) and 6(q) hereof, respectively. As of the date of this Agreement, no Seller is specifically identified as a party subject to any material restrictions or limitations with respect to the Business under any judgment, order or decree of any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign.

           (m) Insurance. The Business is insured under policies presently issued in favor of one or more of the Sellers. None of such insurance policies will be transferred or assigned to Buyer, but promptly after the date of this Agreement. Sellers shall use commercially reasonable efforts to have Buyer named as an additional insured and loss payee under and entitled to the benefits of any such policy to the extent of Buyer's insurable interest with respect to events occurring prior to the Cut-Off Date.

           (n)  Employee Benefits; ERISA.  Section 6(n) of the Disclosure
     Schedule identifies each employee pension, profit sharing, retirement, stock bonus, stock option, stock purchase, deferred compensation, medical, dental, vacation, insurance, sick pay, disability, severance, or other plan, fund, program, policy, contract or arrangement (including any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) providing employee benefits that is maintained or contributed to by any of the Sellers in which any Employees are participating or under which any Employees or persons formerly on the Marshall Field's payroll (or any predecessor payroll) are participating or have accrued any benefits to which they remain entitled (collectively, "Sellers' Plans"). The Company has made available to Buyer true and complete copies or accurate summaries of all Sellers' Plans.

           (o) Absence of Changes or Events. From February 1, 2004 to the date of this Agreement, the Business has been conducted in the ordinary course substantially consistent with past practice. Without limiting the generality of the immediately preceding sentence, from February 1, 2004 to the date of this Agreement, Sellers have not:

                (i) suffered any damage to or destruction of any Assets or other event or occurrence that has a Material Adverse Effect;

                (ii) granted to any officer or director-level Employee any increase in compensation or other material benefits, except as required under existing agreements or in the ordinary course of business consistent with past practice, and except for retention agreements disclosed in Section 6(o) of the Disclosure Schedule and not extending past the Cut-Off Date;

                (iii) granted any mortgage, pledge, lien or encumbrance on, or agreed to the imposition of any restriction or charge of any kind with respect to, any of the Assets, other than pursuant to purchase money agreements, conditional sales contracts, capital leases, operating leases or Licenses affecting non-Real Estate Assets disclosed in Section 6(k) of the Disclosure Schedule or the non-disclosure of which in Section 6(k) of the Disclosure Schedule would not constitute a misrepresentation under Section 6(k) hereof;

                (iv) purchased or otherwise acquired any Assets that are material, individually or in the aggregate, to the Business (other than purchases of inventory in the ordinary course of business consistent with past practice);

                (v) sold or otherwise disposed of any Assets that are material, individually or in the aggregate, to the Business (other than sales of inventory or Charged-Off Accounts in the ordinary course of business consistent with past practice);

                (vi) materially adversely modified or amended any Material Contract, Leasehold Interest or Real Estate Agreement or taken or failed to take any other action with respect thereto or with respect to any Real Estate which would materially adversely affect Buyer's rights or obligations with respect thereto;

                (vii) made any change in accounting methods or principles or credit policies or procedures applicable to the Business;

                (viii) transferred outside of the Business any employee on the Marshall Field's payroll at the level of manager or above; or

                (ix) other than this Agreement, agreed to do any of the foregoing.

           (p) Compliance with Laws. To the Knowledge of the Company, the Business is in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any governmental authority or instrumentality, domestic or foreign, except for noncompliance that does not have a Material Adverse Effect. This Section 6(p) does not relate to Taxes or compliance with Environmental Laws, all representations with respect to which are the subject of Sections 6(f) and 6(q) hereof, respectively.

           (q)  Environmental Matters.

                (i)     As used in this Agreement:

                        (A) "Environmental Claim" means any written notice to any of the Sellers by a person or entity alleging potential material liability of any of the Sellers (including potential material liability for investigatory costs, cleanup costs or governmental response costs) arising out of, based on or resulting from (1) the presence, or release into the environment, of any Hazardous Substance at any Real Estate, or
                (2) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law;

                        (B) "Environmental Laws" means all applicable federal, state and local statutes, regulations, laws or ordinances relating to human health or the environment;

                        (C) "Environmental Permits" means all permits, licenses or authorizations required pursuant to any Environmental Law;

                        (D) "Environmental Reports" means those environmental reports described in Section 6(q) of the Disclosure Schedule; and

                        (E) "Hazardous Substance" means contaminants, hazardous wastes, petroleum, and other materials listed in, regulated by or identified in any Environmental Law.

                (ii) Except as disclosed by the Environmental Reports or where noncompliance does not prevent, for more than 10 days, the operation of any store or distribution center which is part of the Real Estate in the ordinary course of business, the operation of the Business by the Sellers is in compliance with all applicable Environmental Laws and Environmental Permits.

                (iii) Except as disclosed by the Environmental Reports, there are no Environmental Claims pending or, to the Knowledge of the Company, threatened, with respect to the Business, except for Environmental Claims that do not prevent, for more than 10 days, the operation of any store or distribution center which is part of the Real Estate in the ordinary course of business.

                (iv) To the Knowledge of the Company, except as disclosed by the Environmental Reports, and except for conditions that do not prevent, for more than 10 days, the operation of any store or distribution center which is part of the Real Estate in the ordinary course of business, no Hazardous Substances are present in, on, or under, the Real Estate in such forms or quantities so as to create any material unpaid liability under any Environmental Law.

                (v) The Company has made available to Buyer true, complete and accurate copies of the Environmental Reports but makes no representation or warranty as to the accuracy of any aspect of the Environmental Reports.

                (vi) Except as disclosed by the Environmental Reports, there is no material order, decree, injunction, or other arrangement with any governmental entity or third party with respect to the Assets or the Business relating to any Environmental Claim or Environmental Law, which is reasonably likely to prevent, for more than 10 days, the operation of any store or distribution center which is part of the Real Estate in the ordinary course of business.

                (vii) The Company has made available to Buyer copies of all material environmental reports, studies, assessments, sampling data and other material environmental information in its possession relating to the Assets or to the Business.

           (r)  Employee and Labor Relations.

                (i) Section 6(r) of the Disclosure Schedule lists each collective bargaining agreement to which any Seller is a party with any labor union representing Employees (a "Collective Bargaining Agreement").

                (ii) With respect to all Employees who are not covered by a Collective Bargaining Agreement, (A) no labor strikes, lockouts or material labor disputes or work stoppages are pending or, to the Knowledge of the Company, have been threatened from January 1, 2002 to the date of this Agreement against or affecting such Employees, and (B) to the Knowledge of the Company, no union organizational campaign has occurred from January 1, 2002 to the date of this Agreement with respect to such Employees.

                (iii) Sellers have not engaged in any plant closing, workforce reduction or other action related to any Employee that has resulted or could result in liability under the Worker Adjustment and Retraining Notification Act of 1988 or under any comparable law or regulation of a state or a foreign jurisdiction (collectively, the "WARN Act"), and Sellers have not issued any notice that any such action is to occur in the future.

           (s)  Credit Card Matters; Receivables.

                (i) Each Account and each Receivable is in all material respects as described in the Account Information, and when delivered by Sellers to Buyer, the information contained in the Account Information will be correct in all material respects as of the Effective Time.

                (ii) Representative forms of Cardholder Agreements have been provided to Buyer, and those forms contain all material terms of the Cardholder Agreements as in effect as of the date of this Agreement. The terms of the Cardholder Agreements have not been waived, impaired, altered or modified in any material respect by Sellers (other than on a case-by-case basis in the ordinary course of business).

                (iii) Except as does not have a Material Adverse Effect, the Accounts have been solicited, originated, created, maintained and serviced in compliance with (A) the applicable Cardholder Agreement,
           (B) the applicable policies, procedures and practices pursuant to which Sellers manage the Portfolio Assets or underwrite, establish, administer, process, service, collect, terminate or charge-off the Accounts and Receivables in effect from time to time, and (C) all applicable legal requirements.

                (iv) Except as does not have a Material Adverse Effect, all disclosures made in connection with the Accounts attributable to any Seller complied in all material respects with all applicable legal requirements as of the time made, and, as of the date of this Agreement, no legal requirements require any supplemental disclosures that have not already been made.

                (v) Except as does not have a Material Adverse Effect, the Cardholder Agreements are the legal, valid and binding obligations of the obligors thereto and are enforceable in accordance with their respective terms except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and by general principles of equity; provided that nothing stated herein shall constitute a guaranty by Sellers, and Sellers do not guaranty, the collectibility of any Receivables or Miscellaneous Receivables.

                (vi) All Cardholder Agreements (including amendments thereto), Receivables and Accounts are free and clear of all liens, security interests or other encumbrances and are freely assignable by Sellers and do not require the approval or consent of any Cardholder or any other person to effectuate the valid assignment of the same in favor of Buyer.

                (vii) Since February 1, 2004, no Credit Card has been issued to a Cardholder as a replacement or substitute for a Credit Card, except another Marshall Field credit card in the ordinary course of business.

           (t) Assets of Acquired Subsidiaries. The only assets of the Acquired Subsidiaries are liquor licenses and other assets necessary for conducting restaurant operations, and the Acquired Subsidiaries have no material liabilities other than those incurred in the ordinary course of restaurant operations. No representation is made as to the validity of the liquor licenses held by the Acquired Subsidiaries after the transfer of the stock of the Acquired Subsidiaries to Buyer.

     7.     Covenants of the Company.  The Company covenants as follows:

          (a) Access. Subject to Buyer's obligations under the Confidentiality Agreement (as defined in Section 9(a) hereof), prior to the Closing, the Company will, and will cause each other Seller to, give Buyer and its officers, employees, agents and representatives reasonable access, during normal business hours and upon reasonable notice, to the personnel, properties, and Books and Records of the Business; provided, however, that
      (i) such access shall not unreasonably disrupt the normal operations of Sellers or the Business and (ii) neither Buyer nor any of its officers, employees, agents or representatives shall have access to any personnel of the Business or any other businesses of the Company or its affiliates other than the persons identified in Section 7(a) of the Disclosure Schedule without the Company's prior written consent, which shall not be unreasonably withheld.

          (b) Ordinary Conduct. Except as set forth in Section 7(b) of the Disclosure Schedule or as expressly contemplated by this Agreement
      (including Section 10(g) hereof), from the date hereof through the Cut-Off Date, the Company will cause the Business to be conducted in the ordinary course in all material respects in the same manner as presently conducted and will maintain proper business and accounting records, and make all reasonable efforts consistent with past practices to preserve the Business, including, without limitation, the organization thereof, and relationships of the Business with its material customers and suppliers, officer-level Employees and others with whom it has a material business relationship. In addition, except as set forth in Section 7(b) of the Disclosure Schedule or as expressly contemplated by this Agreement, the Company will not, and will not permit any of the other Sellers to, do any of the following without the prior written consent of Buyer:

                (i) enter into or amend any collective bargaining agreement relating to the Business;

                (ii) other than retention agreements not extending past the Cut-Off Date, grant to any officer or director-level Employee any increase in compensation or other material benefits, except as may be required under existing agreements or in the ordinary course of business consistent with past practice;

                (iii) grant any mortgage, pledge, lien or encumbrance on, or agree to the imposition of any restriction or charge of any kind with respect to, any of the Assets, other than pursuant to purchase money agreements, conditional sales contracts, capital leases, operating leases or Licenses affecting non Real Estate Assets, the non-disclosure of which in Section 6(k) of the Disclosure Schedule would not constitute a misrepresentation under Section 6(k) hereof;

                (iv) sell, transfer or lease any material Assets to, or enter into any material agreement, contract or arrangement with, any of its affiliates other than Sellers relating to the Business;

                (v) purchase or otherwise acquire any assets or make any capital expenditures constituting Assets that are material, individually or in the aggregate, to the Business (other than (A) purchases of inventory in the ordinary course of business consistent with past practice, (B) such capital expenditures that, together with all other such capital expenditures made by the Company since May 1, 2004, do not exceed an amount equal to the expenditures contemplated by the capital expenditure plans provided by Sellers to Buyer plus $5 million in the aggregate, (C) capital expenditures required under Real Estate Agreements for capital improvements that are not controlled exclusively by Sellers, (D) capital expenditures required by any governmental or regulatory authority, and (E) opening Accounts and creating Receivables in the ordinary course of business;

                (vi) sell or otherwise dispose of any Assets that are material, individually or in the aggregate, to the Business (other than sales of inventory in the ordinary course of business consistent with past practice);

                (vii) materially adversely modify, amend or terminate any of the Material Contracts, Leasehold Interests or Real Estate Agreements or take or fail to take any other action with respect thereto or with respect to any Real Estate which would materially adversely affect Buyer's rights or obligations with respect thereto, except terminations upon expiration of the term of a Material Contract, Leasehold Interest or Real Estate Agreement;

                (viii) make any change in accounting methods or principles applicable to the Business;

                (ix) permit any Seller's right with respect to material Intellectual Property to lapse or be cancelled;

                (x) waive or release any rights of any material value of or with respect to the Business;

                (xi) materially modify any terms, policies, practices or procedures relating to the Portfolio Assets; or

                (xii) agree, whether in writing or otherwise, to do any of the foregoing.
                                     -40-


          (c) Confidentiality. The Company will keep confidential and cause the other Sellers and the Company's other affiliates to keep confidential all non-public information relating to the Business that does not also relate to any of the other businesses of Sellers or any of their affiliates, except for disclosures required by law or administrative process (including disclosures required in Returns or in other governmental filings), disclosures permitted pursuant to the Transition Services Agreement and disclosures in the defense of any third-party claim or the contest of any Tax claim, provided that the Company shall provide Buyer with reasonable notice of any required disclosure, to the extent practicable, and except for information that becomes public other than as a result of a breach of this Section 7(c) or is disclosed by Sellers in the defense of any claim by Buyer or any of its affiliates against Sellers. Notwithstanding the foregoing provisions of this Section 7(c), nothing in this Agreement shall restrict the ability of Sellers to keep copies of the Books and Records, the Customer Information and the Account Information to use only to the extent that they are required by the Company to facilitate
      (i) the preparation of any financial statements or Returns the Company may be required to file with respect to the operations of the Business or in connection with any audit, amended Return, claim for refund or any proceedings with respect thereto, and (ii) the investigation, litigation and final disposition of any claims which may have been or may be made by or against the Company or the other Sellers in connection with the Assets or the operations of the Business.

          (d) Delivery of Records. At the Closing or as soon thereafter as practicable, but in no event later than 60 days after the Closing Date, the Company will deliver or cause to be delivered to Buyer the Books and Records, subject to its retention rights provided in Sections 1(a)(xiv) and 7(c) hereof.

          (e) Insurance and Insurance Proceeds. The Company shall keep, or cause to be kept, all insurance policies of Sellers relating to the Business, or equivalent replacements therefor, in full force and effect through the Cut-Off Date. All proceeds of insurance payable (in excess of any deductible, retention or self insurance amount) in respect of any event that occurs on or before the Cut-Off Date, to the extent that the proceeds are for damaged properties or assets that constitute Assets, shall be received by the Company in trust for Buyer and, to the extent the damage to the Assets to which the proceeds pertain has not been repaired or restored or paid for by Sellers, shall be paid over to Buyer at the Closing, or, if no proceeds have been received before the Closing, the Company shall assign any of its claims thereto to Buyer promptly following the Closing Date. Provided that Sellers comply with Sellers' obligations under this Section 7(e), neither the occurrence of any casualty damage nor the payment, receipt or collection of insurance proceeds shall be included or accounted for in any way under the provisions of Section 4(b) or in the determination of Final Net Assets. Subject to the terms of the Company's liability insurance policies, the Company shall use commercially reasonable efforts so that Buyer will have the right, power and authority, in the name of the

     Company, to make directly to the insurer any request for payment under the Company's liability insurance policies of any claim relating to or arising from an Assumed Liability. Buyer may make such a request for payment only to the extent that a person of ordinary prudence in like circumstances would make a claim under the person's own insurance policy.

          (f) State Street Store. On or before the Closing Date, the Company, at its sole cost and expense (except for Transfer Taxes payable by Buyer) shall repurchase, and terminate the lease encumbering, and shall acquire fee simple title from the current owner of, the State Street Marshall Field's store, as well as terminate all other agreements in any way related to the State Street sale-leaseback transaction or the termination of the lease relating thereto that may impose any liabilities or obligations on Buyer or the Real Estate for such store other than Permitted Exceptions.

          (g) Issuance of Credit Cards. Neither the Company nor RNB shall (i) between the date of this Agreement and the Closing Date issue a credit card to a Cardholder as a replacement or substitute for the Credit Card except another Marshall Field credit card in the ordinary course of business or (ii) issue a credit card with respect to a Target Companion Account except upon the Cardholder's request.

          (h) Certain Real Estate Options. At Buyer's request, Sellers' shall, on the business date immediately preceding the date on which the Effective Time is scheduled to occur (or such earlier date that is necessary to effectuate the following options, notice of which is given by Buyer to Sellers at least 10 days prior to such date), and at Buyer's sole cost and expense, exercise any and all lease extensions or options to purchase contained in the Real Estate Agreements for the Marshall Field's stores at Cherryvale Mall and River Oaks Mall as identified by Buyer to Sellers by written notice given at least ten days prior to the Effective Time. If the closing on the option to purchase the Marshall Field's store at River Oaks Mall has not occurred by the Effective Time, then the applicable Seller and Buyer shall enter into the necessary arrangements with respect to such store and otherwise use their reasonable best efforts to enable Buyer to acquire ownership of such store as a result of the exercise of the option to purchase, with any undertaking by Sellers being without warranty or recourse, with any instrument of or related to the transfer being on a quit claim basis. Buyer agrees to indemnify, defend and hold Sellers harmless from and against any and all claims, liabilities, costs and expenses (including reasonable attorney fees) arising out of any such exercise (with the purchase price for River Oaks Mall payable by Buyer to Sellers as and when payable by Sellers, whether before, on or after the Closing hereunder) or the consequences of such exercise even if the Closing of the sale of Assets to Buyer does not occur.

           (i) Safety Net Program. Sellers shall, prior to the Closing Date, terminate the Safety Net debt cancellation program and notify all affected Cardholders in accordance with the terms of the program and all applicable laws and regulations.

          (j) Third-Party Confidentiality Agreements. From and after the Closing Date, the Company shall, at such times as Buyer may request, take commercially reasonable efforts to enforce the terms of the Third-Party Confidentiality Agreements for the benefit of Buyer; provided that Buyer shall reimburse the Company for all out-of-pocket expenses (including attorneys' fees) incurred by the Company in undertaking such enforcement.

     8. Representations and Warranties of Buyer. Buyer hereby represents and warrants to the Company as follows:

          (a) Organization and Authority of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of New York. Buyer has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate acts and proceedings required to be taken to authorize the execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby have been duly and properly taken. This Agreement has been duly executed and delivered by Buyer and, assuming due authorization, execution and delivery of this Agreement by Sellers, constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and by general principles of equity.

          (b) Non-Contravention. The execution, delivery and performance by Buyer of this Agreement do not, and the consummation by Buyer of the transactions contemplated hereby will not, (i) conflict with, or result in any violation of, any provision of the charter or by-laws of Buyer, or (ii) conflict with, result in any violation of, or constitute a default under, any instrument, contract, commitment, agreement or arrangement to which Buyer is a party or by which Buyer or the property or assets of Buyer is bound, or any judgment, order, writ, injunction or decree to which Buyer has been specifically identified as subject, or result in any violation of any statute, law, ordinance, rule or regulation applicable to Buyer or its property or assets (except where such conflict, violation or default would not materially impair the ability of Buyer to consummate the transactions contemplated hereby). No material consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required to be obtained or made by or with respect to Buyer in connection with the execution, delivery and performance by Buyer of this Agreement or the consummation by Buyer of the transactions contemplated hereby other than compliance with and filings under the HSR Act.

          (c) Litigation. There are no actions, lawsuits, proceedings or investigations pending (with respect to which Buyer has been served or otherwise notified) or, to the knowledge of Buyer, threatened against Buyer as of the date of this Agreement that, if decided adversely to Buyer, would materially impair the ability of Buyer to consummate the transactions contemplated hereby.

          (d) Availability of Funds. Buyer has available cash and/or existing committed borrowing facilities that are sufficient to enable it to consummate the transactions contemplated by this Agreement.

     9.     Covenants of Buyer.  Buyer covenants as follows:

          (a) Confidentiality. Buyer acknowledges that the information being provided to it by Sellers is subject to the terms of a confidentiality agreement between Buyer and the Company dated April 1, 2004
      (the "Confidentiality Agreement"), the terms of which are incorporated herein by reference. The Confidentiality Agreement shall remain in effect after the Closing Date as to all confidential information that does not relate to the Business. Notwithstanding anything in the Confidentiality Agreement to the contrary or any other confidential arrangement to the contrary, Buyer shall be permitted to pursue all necessary or appropriate consents or approvals pertaining to the conveyance of the Assets or the operation of the Business by Buyer.

          (b) No Representations or Warranties. Buyer acknowledges that neither the Company nor any other person has made any representation or warranty, expressed or implied, as to the accuracy or completeness of any information regarding Sellers, the Assets or the Business not expressly included in this Agreement or in any certificate signed by any Seller and delivered pursuant hereto, and no Seller or any other person will have or be subject to any liability to Buyer or any other person resulting from the distribution to Buyer, or Buyer's use, of any such information.

          (c) Gift Cards, Etc. Following the Cut-Off Date, without recourse to Sellers, Buyer shall manage and honor, in accordance with their respective terms, all gift certificates, gift cards, merchandise vouchers, coupons, cash refunds and "Regards Rewards" of Marshall Field's purchased, issued or earned in connection with the Business on or before the Cut-Off Date.

          (d) Return Policies. For the 90-day period following the Cut-Off Date, Buyer shall honor the existing return policies of the Business, with respect to products sold on or before the Cut-Off Date, without recourse to Sellers.

          (e) Substitution of Collateral. At the Closing, or as soon thereafter as reasonably possible and in any event within 30 days after request from the Company, Buyer shall use its reasonable best efforts to secure the unconditional release and, as appropriate, return to Sellers, of any letter of credit and any collateral given to the issuer thereof, escrowed funds, guarantee, bond, or other collateral given by or on behalf of any Seller to the extent pertaining to the Assets provided that such collateral is not shown as an asset on the Unaudited Transaction Balance Sheet as of the Cut-Off Date. If the release is not secured until after the Closing, then the costs and expenses incurred by Sellers for the continuation of such collateral after the Closing shall be paid by Buyer immediately upon demand. Nothing in this Section 9(e) shall limit or otherwise affect the assumption by Buyer of all liabilities and obligations constituting Assumed Liabilities, including pursuant to Section 3(a)(x) hereof.

          (f) HIPAA Confidentiality. Buyer shall enter into such confidentiality agreements with respect to all Books and Records relating to the Transferred Employees as may be required under the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations promulgated thereunder ("HIPAA"). Sellers may withhold from Buyer any portions of such Books and Records that contain protected health information on Transferred Employees or their dependents to the extent Sellers reasonably determine that disclosure of such information to Buyer would violate HIPAA.

          (g) Indemnification. Buyer shall defend with counsel approved by Sellers (which approval may not be unreasonably withheld) and indemnify Sellers against any and all liabilities, obligations, losses, damages, fines, penalties, claims, demands, costs, charges, judgments and expenses, including reasonable attorneys' fees, which may be imposed upon or incurred or paid by or asserted against Sellers, or any of them, by reason of or in connection with the first refusal rights held by third parties with respect to the Marshall Field's stores at Ridgedale and Rosedale, including by reason of or in connection with the procedures and transactions and proposed transactions set forth in Section 4(a)(ii), any separate purchase agreements entered into pursuant to Section 4(a)(ii), any breach or claimed breach of those rights of first refusal, and any injunctive or other relief or process asserted by any holder of any such right, regardless of whether or not any store is sold or conveyed to Buyer or the holder of any such right, whether or not the Closing occurs and whether the indemnified obligations arise before, at or after the Effective Time.

     10. Mutual Covenants. Each of the Company and Buyer covenants as follows:

          (a) Consents. Buyer acknowledges that (i) certain consents (including consents contingent on the fulfillment of certain conditions), approvals, waivers, agreements or actions of, or (with or without lapse of time) notice to, third parties relating to the transactions contemplated by this Agreement, may be required under instruments, contracts, commitments, agreements or arrangements (the "Required Consents"), which Required Consents have not been obtained or are themselves subject to conditions not fulfilled as of the Closing, and (ii) certain new governmental franchises, approvals, permits, licenses, orders, registrations, certificates, variances and similar rights may be required in order for Buyer to conduct the Business and own the Assets following the Cut-Off Date in the same manner in which the Business was conducted and the Assets were owned prior to the Cut-Off Date. Buyer agrees that, except as otherwise expressly provided in Section 2 hereof or this Section 10(a), Sellers shall not have any liability whatsoever to Buyer arising out of or relating to the failure to obtain any Required Consents or any such new governmental franchises, approvals, permits, licenses, orders, registrations, certificates, variances or similar rights that may be required. Buyer further agrees that no representation, warranty or covenant of any Seller contained herein shall be breached or deemed breached, and no condition shall be deemed not satisfied, based on (A) the failure to obtain any Required Consents or any such new governmental franchises, approvals, permits, licenses, orders, registrations, certificates, variances or similar rights, or (B) any lawsuit, action, claim, proceeding or investigation commenced or threatened by or on behalf of any persons arising out of or relating to the failure to obtain any such Required Consents or any such new governmental franchises, approvals, permits, licenses, orders, registrations, certificates, variances or similar rights. Nothing stated in this Agreement shall supersede or otherwise affect the obligations or conditions set forth in Sections 5(a)(iv), 5(a)(v), 5(b)(ii) or 5(b)(iii) hereof or the obligations of the Company under Section 2 hereof or this Section 10(a) or Section 7(f) or with respect to the repurchase of, and termination of the lease with respect to, the State Street Marshall Field's store. Without limiting the generality of the foregoing, the Real Estate and the Real Estate Agreements shall be transferred, and shall be deemed for all purposes under this Agreement to have been properly and lawfully transferred by Sellers, to Buyer as of the Effective Time notwithstanding the failure to obtain any Required Consent (or fulfill any condition thereto) or governmental franchise, approval, permit, license, order, registration, certificate, variance or similar right, and all liabilities in respect thereof shall constitute Assumed Liabilities. The Company and Buyer shall cooperate in connection with obtaining any Required Consents, any consents to the transfer of Governmental Permits and any new governmental franchises, approvals, permits, licenses, orders, registrations, certificates, variances or similar rights.

          (b)     Cooperation; Further Assurances.

                (i) Buyer and the Company shall cooperate with each other and shall cause their respective affiliates and the officers, employees, agents and representatives of themselves and their respective affiliates to cooperate with each other for a reasonable period of time not to extend past March 31, 2005 to ensure the orderly transition of the Business and the Assets from Sellers' to Buyer's ownership and to minimize any disruption to the respective businesses of Sellers or Buyer that might result from the transactions contemplated hereby. Each party shall reimburse the other for reasonable out-of-pocket costs and expenses incurred in assisting the other pursuant to this Section 10(b). Neither party shall be required by this Section 10(b) to take any action that would unreasonably interfere with the conduct of its or its affiliates' businesses.

                (ii)    Without limiting the provisions of any other
          Section hereof, after the Closing, upon reasonable written notice, Buyer and the Company agree to furnish or cause to be furnished to each other and each other's officers, employees, agents and representatives access, during normal business hours, to such information relating to the Business and the Assets and such other assistance as is reasonably necessary for financial reporting, accounting and other reasonably appropriate purposes; provided, however, that such access or assistance shall not unreasonably disrupt the normal operations of Sellers or Buyer. Without limiting the generality of the foregoing, the Company and its representatives shall have the right to reasonable access to the Books and Records maintained by Buyer at reasonable times during normal working hours upon reasonable notice to Buyer for so long after the Closing as Buyer retains such Books and Records consistent with its ordinary course for the purpose of examining the Books and Records and making copies thereof; provided that Buyer shall retain Books and Records relating to Taxes or Returns for at least seven years after the Closing.

                (iii) From time to time after the Closing, as and when requested by a party hereto, the other parties shall (A) execute and deliver, or cause to be executed and delivered, all such documents and instruments as such requesting party may reasonably deem necessary or desirable to give full effect to this Agreement, (B) take, or cause to be taken, all such further or other actions (subject to the limitation set forth in Section 10(a) hereof), as such requesting party may reasonably deem necessary or desirable to give full effect to this Agreement, including quit claim deeds by Sellers and their affiliates with respect to Real Estate, (C) make the required person available to testify in any proceedings and do all other acts which may be necessary or desirable in the reasonable opinion of the other party to protect or effectuate any rights arising from this Agreement or to aid in the prosecution or defense of any rights arising from this Agreement or the operation of the Business or the ownership of the Assets by Sellers prior to the Effective Time, and (D) make the required person available to assist with any governmental review, investigation or other types of inquiry, all without further consideration other than reimbursement by the requesting party to the requested party of reasonable out-of-pocket expenses.

                (iv) Nothing in this Section 10(b) shall affect the rights and obligations of the Company and Buyer under the Transition Services Agreement.

          (c)    Use of Trademarks.

                (i) As used in this Agreement, "Retained Names And Marks" means any trade name, trademark, service mark, trade dress, logos or the name of the Company or other Seller or affiliate of the Company, other than any such trade names, trademarks, service marks, trade dress or logos that are included in Assets. For avoidance of doubt, "Marshall Field's" and "Field's" (or any variation of any of such names or marks) do not constitute Retained Names And Marks.

                (ii) Buyer shall promptly, but in no event later than 30 days after the Cut-Off Date, cease using any (A) advertising or promotional materials, (B) Cardholder Agreements, Account solicitations or applications, Account billing statements and other similar items, except that such items referred to in this clause (B) may be used for up to 90 days after the Cut-Off Date and (C) any stationery, business cards, business forms and other similar items included within the Assets, in each case that contain anywhere thereon any of the Retained Names And Marks; provided, however, that Buyer shall, when using items referred to in clause (B) or (C) in the context of entering into or conducting contractual relationships, make clear to all other applicable parties that Buyer rather than the Company, any other Seller or any other affiliate of the Company is the party entering into or conducting the contractual relationship, and further provided that personnel of Buyer using such items shall not, and shall have no authority to, hold themselves out as officers, employees or agents of the Company, any other Seller or any other affiliate of the Company.

                (iii) Buyer shall promptly, but in no event later than 90 days after the Cut-Off Date, cease using any packaging materials included within the Assets that contain anywhere thereon any of the Retained Names And Marks, unless such materials are changed to completely and permanently cover, delete or obliterate the Retained Names And Marks or anything confusingly similar thereto.

                (iv) Buyer shall have the right to exhaust all Inventories of finished products that contain as part of the physical products themselves (e.g., embroidered on a shirt or a label on a shirt, but not product packaging covered by clause (iii) above) any of the Retained Names And Marks, provided that Buyer shall use its best efforts to dispose of such finished products promptly after the Cut-Off Date.

                (v) At the Closing, Sellers shall present Buyer with a short-term trademark and trade name license agreement that grants Buyer the short-term right, subject to the restrictions set forth under clauses (ii) through (iv) above, to use the Retained Names And Marks, and Buyer shall present Sellers with a short-term trademark and trade name license agreement that grants Sellers the short-term right to use the Intellectual Property constituting Assets for wind-down purposes.

                (vi)    Other than as permitted under clauses (ii) through
           (iv) above, Buyer shall not, without the prior written consent of Sellers, use any of the Retained Names And Marks (or anything confusingly similar thereto) in any manner whatsoever.

                (vii) If the Closing occurs before the closing of the Company's sale of its Mervyn's subsidiary, then the Company will cause one of its affiliates to enter into a short-term, royalty-bearing license agreement with Buyer relating to the private-label products of Mervyn's listed on Exhibit P hereto, effective at or before the Effective Time, containing terms and conditions substantially as set forth in Exhibit P hereto. If the Closing does not occur before the closing of the Company's sale of its Mervyn's subsidiary, then the Company shall cause one of its affiliates to enter into a short-term, royalty-bearing license agreement with the Company relating to the private-label products of Mervyn's listed on Exhibit P hereto, effective at or before the effective time of the Mervyn's closing, containing terms and conditions substantially as set forth in Exhibit P hereto, which license shall be deemed to be an Asset hereunder.

                (viii) Buyer shall grant the Company a non-assignable short-term license containing terms and conditions substantially as set forth in Exhibit Q hereto to use the trademark Frango for cheesecakes through January 31, 2005.

                (ix) At the Closing, Sellers and Buyer will execute a short-term trademark and trade name license agreement in form and substance acceptable to Sellers and Buyer that grants Buyer the right to use the name "Hudson's" and variations thereof to the extent now used in the Business for a period of up to 180 days after the Cut-Off Date. Sellers hereby agree that they shall not use the name "Dayton's" or "Hudson's" or any combination or variation thereof to identify any retail department store business or any similar business following the Effective Time.

                (x) At the Closing, Buyer and the Company will execute a nonexclusive, perpetual, sublicensable, royalty-free license agreement granting the Company and its affiliates rights to the software identified in Exhibit F as "Internally Developed Applications," containing terms and conditions substantially as set forth in Exhibit S hereto.

          (d) Publicity. Effective from the date of this Agreement, no public release or announcement concerning the transactions contemplated hereby shall be issued by either Sellers, on the one hand, or Buyer, on the other hand, prior to the Closing Date without the prior written consent of the other party, except as such release or announcement may be required by law or the rules or regulations of any United States or foreign securities exchange, in which case the party required to make the release or announcement shall, if practicable under the circumstances, allow the other party reasonable time to comment on such release or announcement in advance of such issuance.

          (e) Reasonable Best Efforts. Subject to the terms and conditions of this Agreement (including the limitations set forth in Section 10(a) hereof), each party will use its reasonable best efforts as promptly as practicable to satisfy all conditions to Closing set forth in this Agreement that are within such party's control.

          (f) Antitrust Notification. Each of the Company and Buyer (or its ultimate parent) will as promptly as practicable, but in no event later than seven days following the execution and delivery of this Agreement, file with the United States Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") the notification and report form required for the transactions contemplated hereby and any supplemental information required in connection therewith pursuant to the HSR Act.

                (i) Each party hereto represents and warrants that such notification and report form and all such supplemental information submitted by such party or its ultimate parent, and any additional supplemental information filed by such party or its ultimate parent after the date of the original filing, will be in substantial compliance with the requirements of the HSR Act and shall request early termination of the thirty day notification period provided for under the HSR Act.

                (ii) Each of Buyer and the Company shall, at their own expense, furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission that is necessary under the HSR Act. The Company and Buyer shall keep each other apprised of the status of any communications with, and inquiries or requests for additional information from, the FTC or the DOJ, and shall use their reasonable best efforts to comply promptly with any such inquiry or request. Neither the Company nor the Buyer will independently participate in any meeting with any governmental authority in respect of any findings or inquiry without giving the other prior notice of the meeting unless prohibited by the governmental authority and, unless prohibited by the governmental authority, the opportunity to attend and/or participate. The Company and Buyer will consult and cooperate with one another in connection with any information or proposals submitted in connection with proceedings under or relating to the HSR Act.

                (iii) Each of the Company and Buyer will use its reasonable best efforts to cause the expiration or early termination of the waiting period required under the HSR Act as a condition to the purchase and sale of the Assets and shall use its reasonable best efforts to defend against any action of the FTC or the DOJ to enjoin the sale of the Assets to Buyer.

                (iv)    Nothing stated in this Agreement shall require
          Buyer to agree to, or permit the Company to agree to, the divestiture of any assets of Buyer or any of the Assets or take or agree to take any other action or agree to any limitation or restriction (other than a divestiture, action, limitation or restriction that the Board of Directors of Buyer reasonably determines in good faith, after considering the advice of its management and legal and financial advisors, to be on commercially reasonable terms and to be not material to the Business or to the Buyer) to obtain termination of the waiting period under the HSR Act.

          (g) Intercompany Accounts. On or before the Closing Date, the Company shall cancel without payment all intercompany accounts between Sellers and the Business or any of the Company's affiliates relating to the Business or the Assets. For the avoidance of doubt, Net Assets and Final Net Assets shall be determined without giving effect to any intercompany accounts or the cancellation thereof.

          (h)     Transition Services.  At the Closing, the Company and
     Buyer shall enter into an agreement substantially in the form of Exhibit R hereto relating to the Company's providing, or causing to be provided, to Buyer certain transition services (including software licenses and sublicenses) after the Cut-Off Date (the "Transition Services Agreement").

          (i)     Credit Card Matters.

                (i) Following the Closing Date, unless otherwise agreed to by Buyer and the Company, Sellers shall report the sale of each Account to any credit bureau to which the Account is reported and advise the credit bureau to report the sale as "$0 balance, not rated 'RUR,' and transferred to Buyer."

                (ii) Sellers shall have no obligation to make any payments to Buyer in respect of the Accounts for returned goods and services, customer service adjustments, redebits for NSF checks, or similar adjustments that occur after the Cut-Off Date with respect to transactions that occurred on or before the Cut-Off Date.

                (iii) Following the Cut-Off Date, neither the Company nor any of its affiliates will accept Credit Cards for purchases of goods and services.

                (iv) Promptly following the Cut-Off Date, Buyer shall prepare and deliver notices to active Cardholders that notify such
          Cardholders:  (A) of the purchase of the Portfolio Assets by Buyer;
           (B) that from and after the Cut-Off Date, Buyer or Buyer's affiliate is the issuer of the Credit Cards and that neither the Company nor RNB is the issuer; (C) of the name, address and phone number of the new issuer; and (D) that the Credit Cards will no longer be accepted at any stores owned by the Company or any of its affiliates. The notices shall be in a form approved by Sellers, which approval will not be unreasonably withheld or delayed, and shall comply with all applicable legal requirements. The notice described in this paragraph shall be delivered to each Cardholder who becomes active during the 12-month period following the Cut-Off Date. Buyer shall bear all costs and expenses related to the notices. During the 12-month period following the Cut-Off Date, the Company will refer Cardholder inquiries regarding Accounts to a customer service telephone number designated by Buyer (provided a number is so designated).

                (v)     For a period of seven years following the Cut-Off
          Date, at Buyer's reasonable request, the Company will furnish Buyer with copies of Additional Account Information relating to an Account. Buyer's request for Additional Account Information must be made with sufficient specificity to enable the Company to locate the requested document, and the Company will only be required to deliver documents that apply exclusively to Accounts. The Company will exercise the same degree of effort and timeliness in processing such requests as Sellers exercise in retrieving similar information with respect to Sellers' portfolios. Sellers shall retain the Additional Account Information for a period that is at least equal to the longer of (A) the period required by applicable requirements of law or (B) the normal retention period under the records-management programs of Sellers, unless the parties, applicable requirements of law permitting, agree upon a shorter period. Buyer shall reimburse the Company for the actual cost of processing requests for Additional Account Information.

          (j) Software Licenses. Prior to the Closing, the Company and Buyer shall cooperate to obtain written consents and acknowledgements from each third-party licensor of each piece of software identified on Section 10(j) of the Disclosure Schedule evidencing that Buyer has or will have by the Closing either a license with such third-party licensor, or a sublicense under the Transition Services Agreement, sufficient to allow Buyer to use such software during the Transition Period (as such term is defined in the Transition Services Agreement) and to allow the Company to sell, transfer, convey and deliver to Buyer all Equipment upon which such software is loaded without obligating the Company to remove such software from such Equipment prior to the sale, transfer, conveyance and delivery thereof; provided, however, that the Company shall have no obligation to pay money or grant any accommodation in order to obtain any such consents and acknowledgements. With respect to any item identified on Section 10(j) of the Disclosure Schedule for which the applicable third-party licensor affirmatively would not provide such consents and acknowledgements prior to the Closing, then the Company shall have the right to remove such identified software from such Equipment prior to the sale, transfer, conveyance and delivery thereof.

          (k) SEC Requirements. Sellers and Buyer shall cooperate with each other to fulfill any requirement of the Securities and Exchange Commission and other governmental or stock exchange requirements, including, without limitation, having Ernst & Young LLP provide any audited financial statements of the Marshall Field's division as of the prior fiscal year end. The work shall be performed in sufficient time to meet any applicable filing deadlines that Sellers or Buyer may have.

     11.    Employees and Employee Benefits.


          (a) Offers of Employment. For purposes of this Agreement, "Employees" means persons on the Marshall Field's payroll, excluding independent contractors and employees of any licensee or other third party; and "Cut-Off Date Employees" means all Employees on the Marshall Field's payroll on the Cut-Off Date.

                (i) Buyer will offer employment effective immediately after the Effective Time to all Cut-Off Date Employees (both hourly and salaried), including each Cut-Off Date Employee on medical, disability, family, military or other leave of absence as of the Cut-Off Date, but excluding those persons identified in Section 11(a) of the Disclosure Schedule as persons who will be retained by the Company.

                (ii) The offered employment shall in each case be on terms and conditions (other than employee benefits, incentive compensation arrangements and personnel policies, which are subject to the other provisions of this Section 11) that are comparable to the terms and conditions of employment provided to each such Cut-Off Date Employee on the Cut-Off Date. The Cut-Off Date Employees who become employees of Buyer are referred to in this Agreement as "Transferred Employees." Nothing in this Section 11(a) shall obligate Buyer to continue the employment of any such Transferred Employee for any specific period or on any specific terms and conditions following the Cut-Off Date.

                (iii) Following the Cut-Off Date, Buyer shall be responsible for delivering any notices that may be required under the WARN Act. Buyer acknowledges that Sellers are relying on this covenant for purposes of assessing their obligations to give notice of the transactions contemplated hereby to Cut-Off Date Employees or to take any other action under applicable federal, state or local laws.

          (b)     Buyer's Employee Benefit Plans Generally.  As of the
     Effective Time, Buyer shall provide Transferred Employees with employee benefits that are comparable to the benefits provided to similarly situated employees of Buyer ("Buyer's Plans"). As of the Effective Time, the following shall apply:

                (i) Buyer or a Buyer's Plan shall assume all liabilities and obligations for benefits that relate to events occurring or expenses incurred at or prior to the Effective Time and that are payable under each Sellers' Plan that is not a "Section 11(b)(iii) Plan" (including benefits paid by Sellers by check or bank draft on or before the Cut-Off Date, which check or bank draft has not cleared by the Effective Time) to or with respect to any Employee, any former employee of Sellers who was on the Marshall Field's payroll (or any predecessor payroll) at the time the person's employment with Sellers terminated, and any dependent or former dependent of any such Employee or former employee, including any dependent or former dependent entitled to COBRA coverage assumed by Buyer under Section 11(g) hereof (collectively, "Covered Persons").

                (ii) Buyer will not have any liability or obligation, and Sellers shall retain all liability or obligation, for benefits payable under any Sellers' Plan to or with respect to any person who is not a Covered Person.

                (iii) Buyer shall have no obligations or liabilities, and Sellers will retain all liabilities and obligations, with respect to benefits payable to or with respect to any individual under the Sellers' Plans listed as "Section 11(b)(iii) Plans" in Section 6(n) of the Disclosure Schedule ("Section 11(b)(iii) Plans").

                (iv) Buyer will not have liability or obligation, and Sellers shall retain all liability or obligation, of any kind with respect to any similar plan, fund, program, policy, contract or arrangement maintained by any Seller, or by any of its affiliates that is aggregated with such Seller under Code Section 414 or ERISA Section 4001, that is not a Seller's Plan but that would be a Sellers' Plan if it covered Employees.

                (v) Any benefits related to events occurring or expenses incurred after the Cut-Off Date shall be covered by Buyer's Plans to the extent that Buyer's Plans provide benefits to other similarly situated employees of Buyer under such circumstances following the Effective Time.

                (vi) Buyer shall give each Transferred Employee credit under Buyer's employee benefit plans or personnel policies that cover the Transferred Employees, including Buyer's medical, dental, life, accident, profit sharing and retirement plans and personnel policies for vacation, sick leave and severance, for purposes of eligibility, and where applicable, vesting and determination of vacation, sick leave and severance entitlements, for the Transferred Employee's service with the Company and its affiliates prior to the Effective Time. Buyer shall allow such Transferred Employees to participate in each medical, dental, vision or long-term disability plan without regard to pre-existing conditions, evidence of insurability or late enrollment penalties or procedures (including applicable waiting periods) so long as the Transferred Employee was enrolled in one of Seller's medical, dental, vision or long term disability plans at the Effective Time.

                (vii) No portion of the assets of any trust or other fund maintained by Sellers for the purpose of paying benefits under any of Sellers' Plans will be transferred to Buyer or any Buyer's Plan.

                (viii) Seller and Buyer intend that Sellers' Plans are and will remain Sellers' Plans, and that nothing in this Agreement shall result in Buyer being a plan sponsor of, or fiduciary with respect to, any of Seller's Plans.

          (c)     Severance Benefits.

                (i) If any Transferred Employee not covered by the Company's Income Continuance Policy is involuntarily terminated by Buyer within 12 months following the Cut-Off Date under circumstances that would have qualified the Transferred Employee for severance benefits under any of the Company's severance plans or practices listed in Section 6(n) of the Disclosure Schedule, other than the Company's Income Continuance Policy ("Sellers' Severance Practices") if the Transferred Employee had been terminated involuntarily under the same circumstances by any Seller at or prior to the Effective Time
           (except that "same circumstances" shall not be deemed to include the requirement under Sellers' Severance Practices that the termination have been made in connection with the Company's consideration of the transaction that is the subject of this Agreement), Buyer will provide to the Transferred Employee benefits that are at least equal to the severance pay and other benefits provided under the Sellers' Severance Practices, applicable to each such Transferred Employee. For the purpose of determining the severance benefits, Buyer will credit the Transferred Employee with service from his or her original hire date by the Company or its affiliates, excluding any breaks in service.

                (ii) With respect to any Transferred Employee who was covered by the Company's Income Continuance Policy immediately prior to the Effective Time or former employee on Marshall Field's payroll, Buyer shall provide benefits under Buyer's programs to fully offset any obligations the Company may have to such Transferred Employee or former employee under the Company's Income Continuance Policy after the Cut-Off Date; provided that, as a condition to any person's receipt of such benefits, Buyer shall notify the Company of such termination and require such person to execute an instrument releasing all claims such person may have against Buyer or against Sellers relating to the person's employment or the termination thereof.

          (d) Vacation Pay and Personal Holidays. Buyer shall credit to each Transferred Employee all vacation and personal holiday pay that the Transferred Employee is entitled to use but has not used as of the Effective Time pursuant to Sellers' vacation and personal holiday pay policies listed in Section 6(n) of the Disclosure Schedule (including any earned vacation or personal holiday pay to be used in future years), and shall assume all liability for the payment of such amounts.

          (e)     Disability Benefits and Leaves.

                (i)     Disabilities that Occurred Prior to the Effective
          Time. With respect to any disability of a Transferred Employee that occurred prior to the Effective Time, Sellers' Plans shall retain the liability for all long-term disability benefits payable to any Cut-Off Date Employee under the terms of Sellers' long-term disability plans after the Effective Time (but not with respect to any reoccurrence of such a disability after the Effective Time, unless such reoccurrence would be considered a continuation of the original disability under the terms of the applicable Sellers' long-term disability plan).
          Buyer or a Buyer's Plan shall assume the liability for all short-term disability benefits payable to any Transferred Employee under Sellers' short-term disability plans that are payable following the Effective Time with respect to any disability that occurred prior to the Effective Time (determined under the terms of Seller's Plans or personnel policy that applies to the disabled Transferred Employee immediately prior to the Effective Time) until the date, if any, on which the Transferred Employee qualifies for benefits under the Sellers' long-term disability plans. Buyer acknowledges that liability for short-term disability benefits is not accrued on the Financial Statements.

                (ii) Disabilities that Occur After the Effective Time. Buyer's Plans will govern the determination of what, if any, short-term and long-term disability benefits will be paid to any Transferred Employee whose disability occurs after the Effective Time (or which reoccurs after the Effective Time, unless such reoccurrence would be considered a continuation of an original disability that occurred prior to the Effective Time under the terms of the applicable Sellers' long-term disability plan). If any Transferred Employee is on any form of leave of absence on the Cut-Off Date (including any leave subject to the Family and Medical Leave Act of 1993, the Uniform Services Employment and Reemployment Rights Act or comparable state law), Buyer shall reinstate such Transferred Employee to active employment as provided in Section 11(a) and otherwise as required by any applicable law or regulation or by Buyer's personnel policies, and shall satisfy any other obligation owed to such Transferred Employee upon expiration of the leave.

          (f) Medical, Dental and Vision Plan Liabilities. Buyer shall pay or shall cause the applicable Buyer's Plan to pay any such benefits or expenses that are incurred with respect to services performed for the Covered Persons prior to the Effective Time but have not been paid by Sellers' Plans prior to the Effective Time, including benefits paid by Sellers by check or bank draft on or before the Cut-Off Date, which check or bank draft has not cleared by the Effective Time. Buyer shall pay or cause the applicable Buyer's Plan to pay any such benefits or expenses that are incurred with respect to services that are performed for the Transferred Employee or the Transferred Employee's dependents after the Cut-Off Date.

          (g) COBRA Coverage. Buyer will assume and satisfy (or cause a Buyer's Plan to satisfy) all entitlements under Code Section 4980B, Title VI of ERISA, or any similar state law (collectively "COBRA") with respect to any Sellers' Plan subject to COBRA of any Employee or former employee of Sellers, or any dependent or former dependent of any Employee or former employee of Sellers, whose qualifying event occurred prior to the Effective Time at a time when the Employee or former employee was on the payroll of Marshall Field's or a predecessor payroll (or whose qualifying event occurs at the Effective Time as a result of the transactions covered by this Agreement), including any obligations to individuals currently on such COBRA continuation coverage and any obligations to any individual whose period for electing such COBRA continuation coverage has not yet expired.

          (h) Retiree Medical Plans. Any Employee eligible as of the Cut-Off Date to retire from Sellers and qualify for retiree medical benefits under Sellers' retiree medical plan(s) shall be entitled to receive such benefits under Sellers' retiree medical plan(s), if the Employee elects to receive the benefits pursuant to the terms of Seller's retiree medical plan(s). Sellers acknowledge that all such Employees electing to receive such retiree medical benefits shall be offered employment with Buyer effective immediately after the Effective Time. Buyer will not offer retiree medical benefits to any Employees, and will not be liable for retiree medical benefits under Seller's retiree medical plan(s).

          (i)     Flexible Spending Accounts.  With respect to each
     Transferred Employee with a positive balance as of the Cut-Off Date under Sellers' health care and dependent flexible spending account plans listed in Section 6(n) of the Disclosure Schedule ("Sellers Flex Plan"), Buyer and Sellers will cooperate to implement an arrangement under which either

                (i) Buyer will credit each Transferred Employee under a health care and dependent care flexible spending account plan or plans maintained (or to be established) by Buyer ("Buyer's Flex Plans") with a balance as of the Cut-Off Date equal to the unused balance credited to such Transferred Employee under Sellers' Flex Plans as of the Cut-Off Date, and Buyer will reimburse each such Transferred Employee under terms and conditions no less favorable than those that applied under the applicable Sellers' Flex Plan on the Cut-Off Date for expenses incurred during the current plan year of such Sellers' Flex Plan (whether incurred before or after the Cut-Off Date) that had not been reimbursed under such Sellers' Flex Plan on or prior to the Cut-Off Date; or

                (ii) Buyer and Seller will use their best efforts to implement an alternative arrangement under which Transferred Employees who participate in the Sellers' Flex Plans will be entitled to receive the same benefits, with the same tax consequences to the employee, as they would have received under the Sellers' Flex Plans for the current plan year as if they had continued to participate in the Sellers' Flex Plan..

          (j)     Qualified Retirement and 401(k) Plans.

                (i) Buyer will have no liability for benefits payable under the Target Corporation's 401(k) Plan, the Target Corporation Pension Plan, the Mervyn's Pension Plan or the Retirement Plan of the J.L. Hudson Company (collectively, the "Sellers' Retirement Plans").

                (ii) Outstanding 401(k) Loans. On or before December 31, 2004, Buyer will offer each Transferred Employee who

                     (A) has an outstanding loan balance under the Target Corporation's 401(k) Plan on the Cut-Off Date

                     (B) does not increase the outstanding loan balance after the Cut-Off Date, and

                     (C) continues to have an outstanding loan balance under that loan the opportunity to repay the loan to the Transferred Employee's 401(k) account from the proceeds of a special loan program. Under the special loan program, Buyer will repay the Transferred Employee's outstanding loan balance directly to the Target Corporation's 401(k) Plan in exchange for the Transferred Employee's agreement to repay Buyer under a new loan agreement with terms similar to the outstanding loan, through automatic payroll deductions. If the Transferred Employee terminates employment with Buyer before the loan under the special loan program has been repaid, the outstanding principal balance will be due in full. Buyer's Profit Sharing Plan does not provide for loans.

          (k) Tuition Reimbursement Program. Buyer will offer a tuition reimbursement plan to all Transferred Employees comparable to the tuition reimbursement plan provided to similarly situated employees of Buyer. If a Transferred Employee submitted a completed initial application and supporting documentation for a course pursuant to the terms of the Sellers' Tuition Reimbursement Program on or before the date of this Agreement, then Buyer's tuition reimbursement plan will provide benefits no less favorable than Sellers' Tuition Reimbursement Program to such Transferred Employee with respect to such course for not less than two years from the Cut-Off Date.

          (l)     Adoption Assistance Reimbursement Program.  If a
     Transferred Employee submitted a completed application and supporting documentation for reimbursement pursuant to the terms of the Seller's Adoption Assistance Reimbursement Program on or before the date of this Agreement, then Buyer will provide benefits no less favorable than Seller's Adoption Assistance Reimbursement Program to such Transferred Employee with respect to such adoption for not less than two years from the Cut-Off Date.

          (m) Retiree Merchandise Discount Programs. Buyer will provide under Buyer's retiree discount programs (which currently are generally similar to Sellers' programs) retiree discounts to each Marshall Field's retiree, or spouse or dependent of a retiree, who is eligible for such programs as of the Cut-Off Date under Sellers' eligibility guidelines.

          (n) No Third-Party Beneficiaries. Without limiting the generality of Section 14 hereof, none of the preceding subsections of this
     Section 11 shall confer any rights or remedies upon any employee or former employee of any Seller or Buyer or any other person other than the parties and their respective successors and assigns.

          (o)     No Solicitation or Hire.

                (i) No Solicitation or Hire of Marshall Field Employees by Sellers. For the period from the date of this Agreement through April 15, 2006, neither Sellers nor any affiliate of Sellers shall solicit or hire any employee on the Marshall Field's payroll on or after the date of this Agreement (excluding those persons identified in Section 11(a) of the Disclosure Schedule as persons who will be retained by the Company) who is at or above the level of (1) member of the DMG, (2) buyer or (3) store manager in the Marshall Fields organization unless Buyer terminates the employment of such employee or Buyer consents in writing to the employment of such employee by Sellers or their affiliates.

                (ii) No Solicitation or Hire of Sellers' Employees by Marshall Field's. For the period from the date of this Agreement through April 15, 2006, neither Buyer nor any affiliate of the Buyer shall solicit or hire, on behalf of the Marshall Field's division of Buyer, any employee on the payroll of any Seller or any affiliate of any Seller on or after the date of this Agreement who is at or above the level of the equivalent in the Seller's organization of (1) member of the DMG, (2) buyer or (3) store manager in the Marshall Field's organization unless Sellers terminate the employment of such employee or the Company consents in writing to the employment of such employee by the Marshall Field's division of Buyer

          (p)     Employee Information.  Sellers shall provide within five
     (5) days after the public announcement of this Agreement and shall update through the Cut-Off Date, employee benefit and such other information with respect to the employees on Marshall Field's payroll as Buyer shall reasonably request, consistent with the requirements of HIPAA. Nothing contained herein shall be deemed to constitute a contract of employment between Buyer and such employees, or to limit Buyer's rights to establish, maintain or change its employment practices. After the public announcement of this Agreement and before the Effective Time, Buyer shall have access, on reasonable notice and upon receiving consent of the Company, which shall not be unreasonably withheld, to Company employees for proper purposes relating to the employees' post-Closing employment with Buyer or to implementation of this Agreement, during normal business hours on Sellers' premises whenever they are not engaged in the performance of their duties and responsibilities.

          (q) Cooperation of Parties. Sellers shall make all information that Buyer reasonably requests with respect to the participation of any Employee or covered dependent in any of the Sellers' Plans available to Buyer until the Cut-Off Date and for such time thereafter as Buyer reasonably requests in writing, to assist Buyer in making employee benefits available to Employees and covered dependents. Sellers and Buyer agree to cooperate in the appropriate communication to Employees and their dependents with respect to the transition from coverage under the Sellers' Plan to coverage under Buyer's Plans. To achieve

     Buyer's objective of maintaining a fully functioning executive team and headquarters staff, Sellers shall cooperate and support Buyer's efforts to retain all Marshall Field's employees (except those persons identified in Section 11(a) of the Disclosure Schedule as persons who will be retained by the Company and except that, after April 15, 2006, nothing in this Agreement shall restrict Sellers from hiring any employees of Marshall Field's or from soliciting any such employee for hire).

     12.    Tax Matters.


          (a) Cooperation. Buyer and Sellers shall, and shall cause their respective subsidiaries and other affiliates to, cooperate with respect to Tax matters. Buyer and Sellers shall provide one another with such information as is reasonably requested in order to enable the requesting to complete and file all Returns that they may be required to file party with respect to the Business, the Assets or an Acquired Subsidiary or to respond to audits, inquiries or other proceedings by any Taxing authority and otherwise to satisfy Tax requirements. Such cooperation shall further include (i) provision of reasonably necessary powers of attorney relating to Tax matters to satisfy obligations under this Section 12, (ii) promptly forwarding copies of appropriate notices, forms or other communications received from or sent to any Taxing Authority, and (iii) promptly providing reasonably requested copies of all relevant Returns together with accompanying schedules and related workpapers, documents relating to rulings, audits or other determinations by any Taxing Authority and records concerning the ownership and tax basis of property, in each case only to the extent such materials relate to the Business, the Assets or an Acquired Subsidiary.

          (b) Filing Responsibility. Sellers shall prepare and file or shall cause an Acquired Subsidiary, as the case may be, to prepare and file all Returns (i) with respect to Taxes attributable to the Assets, the Business or an Acquired Subsidiary that are required to be filed (taking into account extensions therefor) on or prior to the Cut-Off Date and (ii) with respect to Excluded Taxes. To the extent that any such Returns filed by Sellers pertain to an Acquired Subsidiary, they shall be prepared in accordance with past practice (unless a contrary position is required by law). Buyer shall file or cause to be filed all Returns attributable to the Assets, the Business, or an Acquired Subsidiary, for which Sellers do not have filing responsibility pursuant to this Section 12(b). Buyer and Sellers shall discharge all Tax liabilities shown on Returns based on the assumption and allocation of Tax liabilities provided in this Agreement party without regard to the party that has prepared the Return, and the responsible for payment of any amount of Taxes shown due on a Return shall pay such unpaid amount to the party filing the Return no later than one business day prior to the filing of such Return.

          (c) Refunds. (i) Sellers shall be entitled to any refunds or credits of or against any Excluded Taxes (plus any interest received with respect thereto) and Buyer shall, at the Company's expense, file, or cause to be filed, any claims for such refunds or credits reasonably requested by Sellers; (ii) except to the extent set forth in Section 12(c)(i) hereof, Buyer or an Acquired Subsidiary shall be entitled to any refunds or credits of Taxes attributable to the Business, the Assets or an Acquired Subsidiary
      (plus any interest received with respect thereto) and Sellers shall, at the Buyer's expense, file, or cause to be filed, any claims for such refunds or credits reasonably requested by Buyer; (iii) Buyer shall promptly forward to Sellers or reimburse Sellers for any refund or credits due Sellers (pursuant to the terms of this Section 12) after receipt thereof, and Sellers shall promptly forward to Buyer or reimburse Buyer for any refunds or credits due Buyer or an Acquired Subsidiary (pursuant to the terms of this Section 12) after receipt thereof; (iv) refunds or credits for a Straddle Period shall be allocated in the manner in which Taxes are in Section 4(d)(i) hereof; and (v) Buyer shall not elect to carry back any item of loss, deduction or credit of Buyer, an Acquired Subsidiary or any of their affiliates which arises in any Tax period or portion thereof ending after the Cut-Off Date into any Tax period or portion thereof of the Company, an Acquired Subsidiary, or any of their affiliates ending on or before the Cut-Off Date.

          (d) Tax-Sharing Agreements. Any tax-sharing agreement or similar arrangement between Sellers or any of their affiliates, on the one hand, and an Acquired Subsidiary, on the other hand, shall be terminated with respect to an Acquired Subsidiary on or prior to the Cut-Off Date.

      13. Assignment. This Agreement and the rights hereunder shall not be assignable or transferable by Buyer or Sellers without the prior written consent of the other party hereto, which consent may be withheld in a party's sole discretion. Buyer shall have the right to take title to any of the Owned Real Estate or Leased Real Estate, or other Assets and related interests in the name of an affiliated nominee provided that doing so does not change any of Buyer's obligations to Sellers under this Agreement, limit the Assumed Liabilities assumed by Buyer pursuant to this Agreement, or require Sellers to exhaust any remedies against any such assignee before proceeding against Buyer with respect to the Assumed Liabilities or any other liabilities of Buyer under this Agreement.

     14. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their successors and permitted assigns, and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such successors and assigns, any legal or equitable rights hereunder.

     15.    Termination.


          (a) Anything contained herein to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

                (i)      by mutual written consent of Sellers and Buyer;

                (ii) by Sellers upon five business days' notice if any of the conditions set forth in Section 5(b) hereof shall have become incapable of fulfillment at the Closing, and shall not have been waived in writing by Sellers;

                (iii) by Buyer upon five business days' notice if any of the conditions set forth in Section 5(a) hereof shall have become incapable of fulfillment at the Closing, and shall not have been waived in writing by Buyer; or

                (iv) by Sellers or Buyer, if the Closing does not occur on or prior to November 5, 2004; provided that the failure to satisfy the conditions or consummate the transactions contemplated by this Agreement did not result from the breach in any material respect of any of its representations, warranties, covenants or agreements contained in this Agreement by the party seeking termination.

          (b) In the event of termination by Sellers or Buyer pursuant to this Section 15, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated, without further action by any party. If the transactions contemplated by this Agreement are terminated as provided herein:

                (i) Buyer shall return to the Company all documents and other material received from or on behalf of Sellers relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof; and

                (ii) all confidential information received by Buyer shall be treated in accordance with the Confidentiality Agreement, which shall remain in full force and effect in accordance with the terms thereof notwithstanding the termination of this Agreement.

          (c) If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this Section 15, this Agreement shall become void and of no further force and effect, except for the provisions of (i) Section 9(a) hereof relating to the obligation of Buyer to keep confidential certain information and data obtained by it from Sellers, (ii) Section 17 hereof relating to certain expenses, (iii)
     Section 10(d) hereof relating to publicity, (iv) Section 23 hereof relating to finder's fees and broker's fees and commissions and (v) this
     Section 15. Upon any termination pursuant to this Section 15, no party shall have any further liability or obligation hereunder other than for any pre-termination breach by such party of the terms and provisions of this Agreement or for pre-termination breach of any payment obligations under this Agreement.

     16.    Survival of Representations.

          (a) The representations and warranties set forth in Section 6(s)(vi) of this Agreement (the "Surviving Representation") and in any certificate delivered pursuant hereto and relating to such specific representation and warranty shall survive the Closing for a period of one year from the Effective Time, and from and after the first anniversary of the Effective Time no party shall have any liability for any breach thereof which was not raised by written notice to the applicable party prior to the first anniversary of the Effective Time. Except as specifically set forth in the preceding sentence, none of the representations and warranties contained in this Agreement shall survive Closing and Buyer shall have no rights or remedies after Closing with respect to any breach of any such representation or warranty. All other terms of this Agreement shall survive the Closing.

          (b) Sellers shall be liable for breach of the Surviving Representation, only to the extent that Buyer notifies Sellers of a claim of breach within one year from the Closing Date.

     17. Expenses. Whether or not the transactions contemplated hereby are consummated, and except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

     18. Amendments. No amendment to this Agreement shall be effective unless it shall be in writing and signed by all parties hereto.

     19. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand, or sent by telecopy, or sent, postage prepaid, by United States registered, certified or express mail, or reputable overnight courier service, and shall be deemed given, if delivered by hand, when so delivered, or if sent by telecopy, when received, or if sent by mail, three business days after mailing (two business days in the case of express mail), or if sent by overnight courier service, one business day after delivery to such service, as follows:

                   (i)       if to Buyer, to

                             The May Department Stores Company
                             611 Olive Street
                             St. Louis, MO  63101

                             Attention:  President
                             Facsimile No.:  (314) 342-3060

                             with a copy to:

                             The May Department Stores Company
                             611 Olive Street
                             St. Louis, MO  63101

                             Attention:  General Counsel
                             Facsimile No.:  (314) 342-3040

                   (ii)      if to any Seller, to

                             Target Corporation
                             1000 Nicollet Mall
                             TPN - 1446
                             Minneapolis, MN  55403

                             Attention: Chief Financial Officer
                             Facsimile No.:  (612) 761-5555

                             with a copy to:

                             Target Corporation
                             1000 Nicollet Mall
                             TPS - 3255
                             Minneapolis, MN  55403

                             Attention: General Counsel
                             Facsimile No.:  (612) 696-6909

Any party hereto may change the address to which notices and other communications are to be delivered or sent by giving the other parties notice in the manner herein set forth.

     20. Interpretation. In this Agreement, the Disclosure Schedule and any exhibits hereto:

          (a) words denoting the singular include the plural and vice versa and words denoting any gender include all genders;

          (b)     "including" means "including without limitation";

          (c) "affiliate" has the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended;

          (d) "business day" means any day other than a Saturday, Sunday or a day that is a statutory holiday under the laws of the United States or the State of Minnesota;

          (e) "person" means an individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, government, governmental department or agency or other entity;

          (f) the use of headings is for convenience of reference only and shall not affect the meaning or interpretation of this Agreement, the Disclosure Schedule or any exhibits annexed hereto;

          (g) when calculating the period of time within which or following which any act is to be done or step taken, the date that is the reference day in calculating such period shall be excluded and, if the last day of such period is not a business day, the period shall end on the next day that is a business day;

          (h) all dollar amounts are expressed in United States funds, and all amounts payable hereunder shall be paid in United States funds;

          (i) money shall be tendered by wire transfer of immediately available federal funds to the account designated in writing by the party that is to receive such money; and

          (j) the words "hereof," "hereby," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not only to a particular Section in which such words appear.

     21. Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties.

     22. Entire Agreement. This Agreement (including the Disclosure Schedule and the exhibits hereto) and the Confidentiality Agreement contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

     23. Brokerage Fees. Sellers hereby represent that (a) the only brokers or finders that have acted for such parties in connection with this Agreement or the transactions contemplated hereby or that may be entitled to any brokerage fee, finder's fee or commission in respect thereof are Goldman, Sachs & Co., and (b) the Company will pay all fees or commissions that may be payable to Goldman, Sachs & Co. Buyer hereby represents that (i) the only brokers or finders that have acted for Buyer in connection with this Agreement or the transactions contemplated hereby or that may be entitled to any brokerage fee, finder's fee or commissions in respect thereof are Morgan Stanley & Co., Incorporated and (ii) Buyer will pay all fees or commissions that may be payable to Morgan Stanley & Co., Incorporated.

     24. Bulk Transfer Laws. Buyer acknowledges that Sellers and Buyer will not comply with the provisions of any bulk transfer laws or tax laws relating to bulk transfers of any jurisdiction in connection with the transactions contemplated by this Agreement, waives any requirement of compliance with such laws and agrees that such non-compliance does not constitute a breach of any representation, warranty or covenant of the Company contained in this Agreement notwithstanding anything stated in Section 6 hereof or any other Section of this Agreement.

     25. Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

     26. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Minnesota applicable to agreements made and to be performed entirely within such state, without regard to the conflicts-of-law principles of such state.

     27. Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its terms and that the parties shall be entitled to an injunction to prevent breaches of this Agreement or to enforce specifically the performance of the terms hereof, in addition to any other remedy to which the parties are entitled.

     28.    Disclosure Schedule.  Matters reflected in the Disclosure
Schedule are not necessarily limited to matters required by this Agreement to be reflected in the Disclosure Schedule. Such additional matters are set forth for informational purposes and do not necessarily include other matters of a similar nature. Matters disclosed by Sellers to Buyer pursuant to any Section of this Agreement or the Disclosure Schedule shall be deemed to be disclosed with respect to all Sections of this Agreement and the Disclosure Schedule to the extent this Agreement requires such disclosure.

     29. Knowledge. For all purposes of this Agreement, "Knowledge" of the Company or a similar phrase means the actual knowledge of any executive officer of the Company or of any person listed in Section 29 of the Disclosure Schedule.

     30. Waiver. Any party may waive, in whole or in part, a provision, condition or covenant contained in this Agreement which is for the benefit of the party making such waiver. Any such waiver must be in writing and delivered to the beneficiary of such waiver. No waiver by any party of any covenant, condition or breach under this Agreement shall be deemed to be a waiver of any other subsequent covenant, condition or breach.

[Signature Page Follows]

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

TARGET CORPORATION
(Seller)

By        /s/ Robert J. Ulrich
  Name:   Robert J. Ulrich
  Title:  Chairman of the Board and Chief
          Executive Officer


TARGET BRANDS, INC.
(Seller)

By        /s/ Timothy R. Baer
  Name:   Timothy R. Baer
  Title:  President


TARGET RECEIVABLES CORPORATION
(Seller)

By        /s/ James T. Hale
  Name:   James T. Hale
  Title:  Vice President


EIGHTH STREET
DEVELOPMENT COMPANY
(Seller)

By        /s/ James T. Hale
  Name:   James T. Hale
  Title:  Vice President

DAYTON DEVELOPMENT COMPANY
(Seller)

By        /s/ James T. Hale
  Name:   James T. Hale
  Title:  Vice President

RETAILERS NATIONAL BANK
(Seller)

By        /s/ Terrence J. Scully
  Name:   Terrence J. Scully
  Title:  President


THE MAY DEPARTMENT STORES COMPANY
(Buyer)

By        /s/ John L. Dunham
  Name:   John L. Dunham
  Title:  President